UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

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PRELIMINARY COPY

Notice of 2021 Annual Meeting of Stockholders and Proxy Statement

March 12, 2021

PRELIMINARY COPY

Letter from our Chairman, President and CEO	Centene Corporation
Centene Plaza
7700 Forsyth Boulevard
St. Louis, Missouri 63105
March 12, 2021

Dear Fellow Stockholders:

Our 2021 Annual Meeting of Stockholders will be held in a virtual format at 10:00 AM, Central Time, on Tuesday, April 27, 2021 at www.virtualshareholdermeeting.com/CNC2021. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and stockholders, and I hope that you will be able to join us. Stockholders will have the opportunity to submit questions during the virtual meeting using the directions on the meeting website.

On or about March 15, 2021, we will begin mailing to our stockholders a proxy notice containing instructions on how to access our Proxy Statement, Annual Review and Annual Report on Form 10-K, and vote online. Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement. The notice contains instructions on how you can receive a paper copy of the Proxy Statement, Annual Review and Annual Report on Form 10-K, if you only received a proxy notice by mail.

If you are a stockholder of record, you may vote:
•via internet;
•by telephone;
•by mail; or
•virtually at the meeting.

To vote by internet or telephone, please follow the instructions on the proxy notice. To vote by mail, request a set of proxy materials as instructed on the proxy notice. You may attend the virtual meeting and vote at the meeting even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

Michael F. Neidorff
Chairman, President, and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT
STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE AT THE VIRTUAL MEETING OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

PRELIMINARY COPY

Letter from our Lead Independent Director	Centene Corporation
Centene Plaza
7700 Forsyth Boulevard
St. Louis, Missouri 63105
March 12, 2021

Dear Stockholders:

I am pleased to invite you to the Company's 2021 Annual Meeting of Stockholders on Tuesday, April 27, 2021. It is an honor and privilege to continue to serve the Company as Lead Independent Director. My fellow Board members and I are proud to carry out our responsibilities to the Company's stockholders and stakeholders in guiding the Company through extraordinary growth while remaining focused on the Company's core values and commitment to help people live healthier lives. Thank you for your continued trust as we navigate through these transformative times within the healthcare industry.

In 2020, the Company navigated unprecedented times with the global COVID-19 pandemic and continues to respond and adapt to the challenges it brings. My fellow Board members and I have been proud to help guide the Company through key business decisions with a steadfast goal of supporting the Company's valued members, employees, stockholders, and stakeholders. With these challenges come great responsibility, but also a great opportunity for the Company to thrive on its local approach to providing accessible, high-quality healthcare to over 25 million members and to support the Company's employees in carrying out this mission.

Despite the pandemic, the Company remained focused on successful business execution, including the integration of WellCare, the announcement of the pending Magellan acquisition, and our ambition to be a technology company that does healthcare. The Company's performance warranted higher than target bonus payments; however, due to the ongoing pandemic, management and the Board felt it was important that 2020 bonuses not be increased above target.

The global pandemic shed additional light on the importance of supporting social responsibilities in the communities we serve and in the workplace. Centene continues to execute on its commitment to environmental, social, health and governance initiatives and diversity and inclusion in the workplace. This year, the Board established the Environmental and Social Responsibility Committee to oversee the strategic plans for these matters.

We continue to remain focused on shareholder engagement and value input from the Company's stockholders on key topics related to our corporate governance, strategy, compensation structures and corporate responsibilities. In 2020, the Company and the Board conducted extensive outreach to stockholders in an effort to better understand stockholder concerns, in particular as it relates to our executive compensation program, and took action on stockholder feedback. The Board looks forward to a continued partnership with the Company's stockholders as we focus on strong corporate governance, risk management, succession planning and refreshment, and environmental and social responsibilities in the coming months and years. Additional detail on our stockholder outreach can be found in the Compensation Discussion & Analysis section.

Thank you for your continued support and investment in the Company.

Sincerely,
Robert K. Ditmore
Lead Independent Director

PRELIMINARY COPY
CENTENE CORPORATION
CENTENE PLAZA
7700 FORSYTH BOULEVARD
ST. LOUIS, MISSOURI 63105

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 AM, Central Time, on Tuesday, April 27, 2021

Website	www.virtualshareholdermeeting.com/CNC2021

Items of Business	During the meeting, we will ask you and our other stockholders to consider and act upon the following matters:

(1) to elect four Class II Directors to three-year terms;

(2) advisory resolution to approve executive compensation;

(3) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

(4) to approve the amendment to the 2012 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan;

(5) to approve the Amendment and Restatement of the Company's Certificate of Incorporation to eliminate supermajority voting provisions;

(6) to consider the stockholder proposal to Elect Each Director Annually, if properly presented at the meeting; and

(7) to transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on February 26, 2021.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the virtual meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting. Please reference the proxy notice for additional information.

Stockholder List	A list of stockholders entitled to vote will be available electronically at the meeting. In addition, you may contact our Secretary, Christopher A. Koster, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices located at 7700 Forsyth Boulevard, St. Louis, Missouri, before the meeting, between the hours of 8:00 AM and 5:00 PM, Central Time, on any business day from April 17, 2021, up to one hour prior to the time of the meeting.

By order of the Board of Directors,

Christopher A. Koster
Secretary

St. Louis, Missouri
March 12, 2021

Date and Time:	10:00 AM, Central Time, on Tuesday, April 27, 2021
Location:	www.virtualshareholdermeeting.com/CNC2021
Record Date:	February 26, 2021

Voting Matter	Board's Recommendation	Page
Proposal 1 Elect four Class II Directors to three-year terms	FOR each Nominee	4
Proposal 2 Advisory resolution to approve executive compensation	FOR	26
Proposal 3 Ratify the appointment of KPMG LLP	FOR	28
Proposal 4 Approve the amendment to the 2012 Stock Incentive Plan, As Amended	FOR	30
Proposal 5 Approve the Amendment and Restatement of the Company's Certificate of Incorporation	FOR	40
Proposal 6 Consider the stockholder proposal to Elect Each Director Annually	FOR	42

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING

Information About the Meeting

We have sent you a notice of this proxy statement because our Board of Directors (the Board) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

Virtual Meeting Information
In an effort to protect the health and well-being of Centene stockholders and employees during the COVID-19 outbreak, the Company's 2021 Annual Meeting of Stockholders will be held in a virtual format only.

Virtual meeting date: Tuesday, April 27, 2021
Virtual meeting time: 10:00 AM, Central Time
Virtual meeting link: www.virtualshareholdermeeting.com/CNC2021

Stockholders will have the same opportunities to participate as they would at an in-person meeting and will have the opportunity to submit questions during the virtual meeting using the directions on the meeting website. Stockholders will need their control number to vote or ask questions during the meeting. The control number can be found on the proxy cards, voting instruction forms or other notices. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Access to the Webcast of the Annual Meeting: The live webcast of the 2021 Annual Meeting will begin promptly at 10:00 AM, Central Time. Online access to the webcast will open 15 minutes prior to the start of the 2021 Annual Meeting to allow time for log-in and testing of device systems. We encourage participants to access the meeting in advance of the designated start time.

Log-in Instructions: To be admitted to the virtual 2021 Annual Meeting, participants will enter at the following website: www.virtualshareholdermeeting.com/CNC2021. Those who plan to vote or ask a question will need the 16-digit control number found on the proxy card or voting instruction form mailed or made available to stockholders entitled to vote at the 2021 Annual Meeting.

Technical Assistance: Beginning 15 minutes prior to, and during, the 2021 Annual Meeting, support will be available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the log-in screen.
•THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.
•THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies virtually or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. The Company has retained Morrow Sodali, LLC and Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies at an estimated cost of $12,500 each, plus expenses.

We are making this proxy statement and our 2020 Annual Report available to stockholders for the first time on or about March 15, 2021.

Centene Corporation 1

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING
Who is entitled to vote at the meeting?
Holders of record of our common stock at the close of business on February 26, 2021, are entitled to one vote per share on each matter properly brought before the meeting. The proxy notice states the number of shares you are entitled to vote.

You may vote your shares at the meeting virtually or by proxy:
•TO VOTE AT THE VIRTUAL MEETING, you must login to the virtual meeting at www.virtualshareholdermeeting.com/CNC2021. Stockholders will need their control number to vote at the meeting. The control number can be found on the proxy cards, voting instruction forms or other notices they received previously.
•TO VOTE BY PROXY, you must follow the instructions on the proxy notice and then vote by means of the internet, telephone or, if you received your proxy materials by mail, mailing the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify. If, after requesting paper materials, you complete the proxy card with the exception of voting instructions for any proposal, then the designated persons will vote your shares in accordance with the recommendations of the Board of Directors. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you vote by means of the internet, telephone, or complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:
•send written notice to Christopher A. Koster, our Secretary, at our address as set forth in the accompanying Notice of 2021 Annual Meeting of Stockholders;
•submit a new vote by means of the mail, internet or telephone; or
•attend the meeting, notify our Secretary that you are present, and then vote by ballot.

What is the quorum requirement?
At the close of business on February 26, 2021, there were 581,593,041 shares of our common stock outstanding. Our By-Laws require that a majority of the shares of our common stock issued and outstanding and entitled to vote be represented, through attendance at the virtual meeting or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

What vote is required to approve each proposal?
Our By-Laws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at the meeting. A majority of the votes cast means the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that director nominee. In accordance with our Corporate Governance Guidelines, in this election, any director nominee who receives a greater number of votes “AGAINST” his or her election than “FOR” votes must tender his or her resignation to the Board of Directors promptly following certification of the stockholder vote. The Nominating and Governance Committee is required to make a recommendation to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including an explanation of its decision. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a director nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.
2 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING

The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary to approve on an advisory non-binding basis, the Company's executive compensation, to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and to approve the amendment to increase the number of authorized shares under the Company's stock incentive plan. The affirmative vote of at least 75% of the voting power of the shares entitled to vote at an election of directors is required to approve the amendment and restatement of the Certificate of Incorporation to remove the supermajority voting provisions therein. The effect and evaluation of the vote to consider the stockholder proposal on board declassification is disclosed below under the caption for such matter. Abstentions and broker non-votes with respect to each of these proposals will not be considered as votes cast with respect to the matter and thus will have no effect on the vote except (i) with respect to the proposal to approve the amendment to increase the number of authorized shares under the Company's stock incentive plan, where abstentions will have the effect of votes cast "AGAINST" this proposal and (ii) with respect to the proposal to approve the amendment and restatement of the Certificate of Incorporation, where abstentions and broker non-votes will have the effect of votes cast "AGAINST" this proposal.

Will other matters be considered at the meeting?
Our Board of Directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons appointed as proxies by the Board of Directors intend to vote the proxies in accordance with their best judgment.

The Chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the procedures set forth in our By-Laws.
Centene Corporation 3

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election of Directors

Nominees and Continuing Directors

Our Certificate of Incorporation provides that the Board is to be divided into three classes serving for staggered three-year terms. Under our By-Laws, our Board of Directors has the authority to fix the number of directors, provided that the Board must have between five and twelve members. The first proposal on the agenda for the meeting is the election of four nominees to serve as Class II Directors for three-year terms beginning at the meeting and ending at our 2024 Annual Meeting of Stockholders.

No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.

The Board has nominated Jessica L. Blume, Frederick H. Eppinger, David L. Steward, and William L. Trubeck for re-election to the Board. We expect that Ms. Blume, Mr. Eppinger, Mr. Steward, and Mr. Trubeck will be able to serve if elected. If any of them are not able to serve, proxies may be voted for a substitute nominee or nominees.

The Board believes the election of these four nominees is in our best interests and the best interests of our stockholders and recommends a vote “FOR” the election of the four nominees.

Class II Directors - Standing For Election for Term Expiring in 2024

Jessica L. Blume
Principal Occupation: Retired Vice Chairman of Deloitte LLP
First Became Director: February 2018
Age: 66
Ms. Blume was Vice Chairman of Deloitte LLP from 2012 until her retirement in 2015. She served in various leadership positions during her 26 years at Deloitte including serving on the Board of Directors, as the Chair of the Executive Compensation and Evaluation Committee, and a member of the Finance, Governance, Strategic Investment and Risk Committees. Ms. Blume currently serves as a director of Publix Super Markets, Inc.
Qualifications: Ms. Blume's range of experience includes, in particular, public accounting, technology and organizational development expertise.

Frederick H. Eppinger
Principal Occupation: Director, President and Chief Executive Officer of Stewart Information Services Company
First Became Director: April 2006
Age: 62
Mr. Eppinger has served as Director, President and Chief Executive Officer of Stewart Information Services Company since September 2019. He served as Director, President and Chief Executive Officer of The Hanover Insurance Group, Inc. (insurance and financial services industries) from 2003 to 2016. Mr. Eppinger serves as a director of QBE Insurance Group Limited.
Qualifications: Mr. Eppinger's range of experience includes, in particular, his experience as a chief executive officer, as well as organizational development and insurance industry expertise.
4 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

David L. Steward
Principal Occupation: Founder and Chairman of World Wide Technology, Inc.
First Became Director: May 2003
Age: 69
Mr. Steward is the founder of World Wide Technology, the largest Black-owned, privately held business (digital transformation solutions provider) and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com (an affiliate of World Wide Technology, Inc.), since 1997. Mr. Steward is also the founder and Chairman of Kingdom Capital, a Black-owned, values-driven private investment company accelerating innovative artificial intelligence solutions for healthcare, cybersecurity, and social justice, since 2016. He also served as a director of First Banks, Inc., a registered bank holding company, from 2000 to 2013.
Qualifications: Mr. Steward's range of experience includes, in particular, his experience as a chief executive officer, political and regulatory relationships, technology expertise and community involvement.

William L. Trubeck
Principal Occupation: Retired Executive Vice President and Chief Financial Officer, H&R Block, Inc.
First Became Director: January 2020
Age: 74
Mr. Trubeck served as Interim Executive Vice President and Chief Financial Officer of YRC Worldwide from March 2011 to July 2011 and served as Executive Vice President and Chief Financial Officer of H&R Block, Inc. from 2004 to 2007. Mr. Trubeck also served as Executive Vice President and Chief Financial Officer of Waste Management, Inc. and Senior Vice President and Chief Financial Officer of International Mutlifoods, Inc. Mr. Trubeck served on the WellCare Board of Directors since 2010 and joined Centene's board of Directors upon the closing of the WellCare acquisition.
Qualifications: Mr. Trubeck's range of experience includes, in particular, public company governance, healthcare, companies with revenues greater than $1 billion, and chief financial officer roles.

Class I Directors - Term Expiring in 2023

Michael F. Neidorff
Principal Occupation: Chairman, President and Chief Executive Officer (CEO) of Centene Corporation
First Became Director: May 1996
Age: 78
Mr. Neidorff has served as our Chairman, President and Chief Executive Officer since April 2019. From November 2017 to April 2019, he served as our Chairman and Chief Executive Officer. From May 2004 to November 2017, Mr. Neidorff served as Chairman, President and Chief Executive Officer. From May 1996 to May 2004, Mr. Neidorff served as President, Chief Executive Officer and as a member of our Board of Directors. Mr. Neidorff previously served as a director of Caleres, Inc.
Qualifications: Mr. Neidorff's range of experience includes, in particular, experience as a chief executive officer, as well as healthcare, investment banking, organizational development expertise and community involvement.

Robert K. Ditmore
Principal Occupation: Retired Director, President and Chief Operating Officer of United Healthcare Corporation
First Became Director: 1996
Age: 87
Mr. Ditmore is a retired Director, President and Chief Operating Officer of United Healthcare Corporation (managed care industry), now known as UnitedHealth Group, Inc.
Qualifications: Mr. Ditmore's range of experience includes, in particular, chief executive officer roles and extensive healthcare and service industry expertise.
Centene Corporation 5

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Richard A. Gephardt
Principal Occupation: Chief Executive Officer and President of Gephardt Group, LLC; Former Majority Leader of the U.S. House of Representatives
First Became Director: December 2006
Age: 80
Mr. Gephardt has served as Chief Executive Officer and President of Gephardt Group, LLC (consulting business) since 2005. Mr. Gephardt served as a Member of the U.S. House of Representatives from 1977 to 2005; he was House Majority Leader from 1989 to 1995 and Minority Leader from 1995 to 2003. He also serves as a director for Spirit Aerosystems Holdings, Inc. Mr. Gephardt previously served as a director for Ford Motor Company, CenturyLink and US Steel Corporation.
Qualifications: Mr. Gephardt's range of experience includes, in particular, political and regulatory relationships as well as investment banking and healthcare expertise.

Lori J. Robinson
Principal Occupation: Retired United States Air Force General
First Became Director: October 2019
Age: 62
General Robinson served in the Air Force until her retirement in July 2018 following a 36-year military career, including Commander of North American Aerospace Defense Command (NORAD) and U.S. Northern Command (NORTHCOM). General Robinson currently serves on the Board of Directors of Korn Ferry and NACCO Industries, Inc.
Qualifications: General Robinson’s range of experience includes, in particular, organizational development expertise and military service.

Class III Directors - Term Expiring in 2022

Orlando Ayala
Principal Occupation: Retired Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation
First Became Director: September 2011
Age: 64
Mr. Ayala served as Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation until August of 2016. He joined Microsoft in 1991 as Senior Director of the Latin America region and from 1998 to 2003 was in charge of Global Sales, Marketing and Services as Executive VP. For more than 30 years, Mr. Ayala held increasingly senior leadership roles in the technology sector. Mr. Ayala has also served as a Director for Ecopetrol since 2019.
Qualifications: Mr. Ayala's range of experience includes, in particular, technology, organizational development and international expertise.

6 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

H. James Dallas
Principal Occupation: Former Senior Vice President, Quality and Operations, Medtronic Public Limited Company
First Became Director: January 2020
Age: 62
Mr. Dallas has served as Chief Executive Officer and President of James Dallas & Associates (information technology consulting) since 2013. From March 2006 until September 2013, Mr. Dallas was with Medtronic Public Limited Company, a manufacturer of cardiac and other specialized medical devices. He served as Senior Vice President, Quality and Operations from 2008 to 2013. From 2006 to 2014, he served as Senior Vice President and Chief Information Officer. Prior to joining Medtronic, he was with Georgia-Pacific Corporation from 1984 to 2006 in various roles of increasing responsibility, including its Vice President and Chief Information Officer. Mr. Dallas also served as Former Vice President and Chief Financial Officer, Georgia-Pacific Corporation. Mr. Dallas served on the WellCare Board of Directors since 2016 and joined Centene's board of Directors upon the closing of the WellCare acquisition. Mr. Dallas currently serves on the Board of Directors of KeyCorp and Strategic Education, Inc. He previously served as a director of the Capella Education Company.
Qualifications: Mr. Dallas’ range of experience includes, in particular, technology, healthcare and companies with revenues greater than $1 billion.

John R. Roberts
Principal Occupation: Retired Regional Managing Partner, Arthur Andersen LLP
First Became Director: March 2004
Age: 79
Mr. Roberts is a retired Managing Partner, Mid-South Region, of Arthur Andersen LLP. He previously served as Director and Chairman of the Audit Committee of Energizer Holdings, Inc. for 14 years and as Director and Chairman of the Audit Committee for Regions Financial Corporation for 13 years.
Qualifications: Mr. Roberts' range of experience includes, in particular, public accounting expertise as well as experience in financial service industries, public company governance and experience with companies with revenues greater than $1 billion.

Tommy G. Thompson
Principal Occupation: Chairman and Chief Executive Officer of Thompson Holdings; Interim President of the University of Wisconsin System; Retired Partner of Akin Gump Strauss Hauer & Feld LLP; Former Governor of the State of Wisconsin; Former Health and Human Services Secretary
First Became Director: April 2005
Age: 79
Mr. Thompson has served as Chairman and Chief Executive Officer of Thompson Holdings since 2012. Mr. Thompson has served as Interim President of the University of Wisconsin System since 2020. Mr. Thompson served as Partner of Akin Gump Strauss Hauer & Feld LLP (law firm) in Washington, D.C. from 2005 to 2012 and as President of Logistics Health, Inc. from 2005 to 2011. From 2001 to 2005, Mr. Thompson served as Secretary of U.S. Department of Health & Human Services. From 1987 to 2001, Mr. Thompson served as Governor of the State of Wisconsin. He also serves as a director of TherapeuticsMD Inc., Physicians Realty Trust, and United Therapeutics Corp. Mr. Thompson also previously served as a director of Tyme Technologies, C.R. Bard, Inc., and Cytori Therapeutics, Inc.
Qualifications: Mr. Thompson's range of experience includes, in particular, experience as a chief executive officer, political and regulatory relationships and healthcare expertise.

Centene Corporation 7

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We believe that it is important that our directors understand the diverse populations that we serve. Indeed, Board membership should reflect diversity in its broadest sense, including persons diverse in background, geography, perspective, gender, and ethnicity and the candidate pool always reflects these attributes. The Board is particularly interested in maintaining a mix that includes the following backgrounds:
•Public company governance
•Healthcare
•Service and insurance industry
•Companies with revenues greater than $1 billion
•Public accounting
•Community involvement
•Military service
•Investment banking

•International
•Financial services
•Technology
•Organizational development
•Political and regulatory relationships
•Experience as a Chief Executive Officer
•Experience as a Chief Financial Officer

8 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board reflects a mix of these skills as follows:

Board Member
Michael F. Neidorff	✓	✓	✓	✓		✓		✓	✓			✓	✓	✓
Orlando Ayala	✓		✓	✓		✓			✓		✓	✓
Jessica L. Blume	✓		✓	✓	✓	✓					✓	✓
H. James Dallas	✓	✓	✓	✓		✓			✓		✓	✓
Robert K. Ditmore	✓	✓	✓	✓			✓					✓		✓
Frederick H. Eppinger	✓		✓	✓	✓	✓			✓			✓		✓
Richard A. Gephardt	✓	✓	✓	✓		✓		✓	✓		✓		✓
John R. Roberts	✓		✓	✓	✓	✓	✓		✓	✓		✓
Lori J. Robinson				✓		✓	✓		✓			✓
David L. Steward	✓		✓	✓		✓			✓		✓	✓	✓	✓
Tommy G. Thompson	✓	✓	✓	✓		✓	✓		✓			✓	✓	✓
William L. Trubeck	✓	✓	✓	✓		✓	✓	✓	✓			✓	✓		✓

Public company governance	Healthcare	Service and insurance industry	High revenue companies	Public accounting	Community involvement	Military service	Investment banking

International	Financial services	Technology	Organizational development	Political and regulatory relationships	CEO experience	CFO experience

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis in accordance with the procedures set forth in our By-Laws, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.
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Director Tenure and Commitment to Refreshment

We are proud of our Board of Directors, which for years has maintained excellent chemistry and internal working dynamics while having members with differing political affiliations and diverse backgrounds. We believe that the existing members of our Board continue to provide valuable insights and have contributed significantly to the success of our Company. The Board recognizes, however, the importance of planning for the succession of Board leadership and of bringing on new members. We followed through on this commitment to refreshment through the recent addition of three new members to our Board of Directors, which represents 25% refreshment in the last 18 months.

Our Board is focused on refreshment and diversity efforts.

Recent Board Refreshment

H. James Dallas (Appointed January 2020)
•Chief Executive Officer and President, James Dallas & Associates since 2013
•Former Senior Vice President, Quality and Operations, Medtronic Public Limited Company

William Trubeck (Appointed January 2020)
•Former Interim Executive Vice President and Chief Financial Officer, YRC Worldwide (2011)
•Former Executive Vice President and Chief Financial Officer, H&R Block (2004 - 2007)

Lori Robinson (Appointed October 2019)
•Served in the Air Force until her retirement in July 2018 following a 36-year military career
•Positions included Commander of North American Aerospace Defense Command and U.S. Northern Command

Board of Directors Gender and Racial Diversity

17%
25%
Ethnically Diverse
Female

Director Independence

Our Board of Directors has affirmatively determined that all directors and director nominees except Michael F. Neidorff, our Chairman, President and CEO, as well as all of the members of each of the Board's committees, are independent as defined under the rules of the New York Stock Exchange (NYSE), including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and in the case of all members of the Compensation Committee, the enhanced independence requirements under the rules of the NYSE. In the course of the Board's determination regarding the independence of each non-employee director and director nominee, it considered any transactions, relationships and arrangements as required by the rules of the NYSE.

No director or director nominee, excluding Michael F. Neidorff, has a direct or indirect material relationship with us except for their role as a director or stockholder. The Board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.
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The Board's Role in Succession Planning

As reflected in our Corporate Governance Guidelines, the Board's primary responsibilities include planning for CEO succession and monitoring and advising on succession planning for other executive officers. The Board's goal is to have a long-term and continuous program for effective senior leadership development and succession. The Board also has contingency plans in place for emergencies such as departure, death, or disability of the CEO or other executive officers.

The Board is confident that effective leadership of the Company would be assured and a highly qualified successor could be selected whenever needed.

Comprehensive Succession Planning Process

Our Board recognizes that one of its most important duties is to ensure continuity in Centene's senior leadership by overseeing the development of executive talent and planning for the efficient succession of the CEO.

This involves extensive planning and oversight, including:
•The entire Board works with Nominating and Governance Committee (NGC) to nominate and evaluate potential successors to the CEO.
•The CEO regularly evaluates and recommends potential successors, and recommends development plans for such individuals to the NGC.
•High potential executives are regularly challenged with additional responsibilities to expose them to our diverse operations, as we strive to develop well-rounded and experienced senior leaders.
•Potential successors interact frequently with the Board in both formal and informal settings, so directors can get to know and evaluate them.
•The NGC formally reports to the full Board at least annually on succession planning, and the Board discusses succession planning regularly at scheduled meetings, including in executive session, as appropriate.

Board of Directors Committees

Our Board of Directors has established three primary committees: Audit, Compensation, and Nominating and Governance, each of which operates under a charter that has been approved by our Board. Current copies of each committee's charter are posted on our website, https://investors.centene.com. The current composition of these committees is provided in the following table.
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Board Member	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael F. Neidorff	Chairman
Orlando Ayala	✓		✓
Jessica L. Blume	✓	✓
H. James Dallas	✓			✓
Robert K. Ditmore	Lead Independent Director		Chairman	✓
Frederick H. Eppinger	✓	✓
Richard A. Gephardt	✓		✓
John R. Roberts	✓	Chairman
Lori J. Robinson	✓			✓
David L. Steward	✓		✓	Chairman
Tommy G. Thompson	✓	✓		✓
William L. Trubeck	✓
Meetings held in 2020	11	5	6	2

All of our directors attended 75% or more of the meetings of the Board and any committees thereof on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend the 2021 Annual Meeting of Stockholders. All directors attended the 2020 Annual Meeting of Stockholders.

Board of Directors

Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of its activities through regular written reports and presentations at Board and committee meetings.

The Board currently combines the role of Chairman of the Board with the role of CEO, coupled with a Lead Independent Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board periodically reviews its leadership structure. To ensure effective independent oversight, the Board has adopted a number of governance practices, including:
•a strong, independent, clearly-defined Lead Independent Director role;
•executive sessions of the independent directors in connection with every Board meeting; and
•annual performance evaluations of the Chairman, President and CEO by the independent directors.

Our Board of Directors has appointed Robert K. Ditmore Lead Independent Director to preside at all executive sessions of “non-management” directors, as defined under the rules of the NYSE. The Lead Independent Director's role includes leading the Board's processes for selecting and evaluating the CEO and presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

Our Corporate Governance Guidelines require the Board to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This is discussed with the full Board following the end of each fiscal year. The assessment
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focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve.

Audit Committee

The Audit Committee's responsibilities include:
•appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•overseeing our internal audit function;
•discussing our risk management policies;
•establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
•meeting independently with our internal audit staff, independent registered public accounting firm and management; and
•preparing the Audit Committee report required by Securities and Exchange Commission (SEC) rules.

The Board has determined that John R. Roberts, Jessica L. Blume and Frederick H. Eppinger are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is "financially literate" under the applicable NYSE rules.

Compensation Committee

The Compensation Committee oversees our activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to our Named Executive Officers, or NEOs, identified in the Summary Compensation Table, as well as other officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or stockholders for approval. The Board has determined that each of the members of the Compensation Committee is “independent,” as defined under the rules of the NYSE. The Compensation Committee's responsibilities include:
•evaluating compensation policies and practices to determine if they may be influencing employees to take excessive risks;
•annually reviewing and approving corporate goals and objectives relevant to our CEO's compensation;
•reviewing and making recommendations to the Board with respect to our CEO's compensation;
•reviewing and approving, or making recommendations to the Board, with respect to the compensation of our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our equity incentive plans;
•reviewing and making recommendations to the Board with respect to director compensation;
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•reviewing and discussing with management the compensation, discussion and analysis section of the proxy statement;
•reviewing the results of any advisory shareholder vote on executive compensation and considering whether to make or recommend adjustments to the Company's executive compensation as a result of such vote; and
•retaining and terminating any compensation consultant to be used to assist the Compensation Committee in the evaluation of executive compensation.

Members of management assist the Compensation Committee in its responsibilities by providing recommendations for the Compensation Committee's approval concerning the design of our compensation program for our executive officers other than our CEO, including our NEOs, as well as recommended award levels. The design of our compensation program for our CEO is recommended by the Compensation Committee and approved by the Board without any approval of the Chairman, who is the Company's CEO.

The Compensation Committee considered information and data regarding executive compensation supplied by management and by Exequity, LLP, compensation consultants that were engaged directly by the Compensation Committee to provide advice with respect to base salaries, bonus targets and long-term incentives. The consultants analyzed the compensation levels of the NEOs of the industry peer group developed by Exequity, LLP for the most recently completed fiscal year. As discussed under the Compensation Discussion and Analysis (CD&A), the Compensation Committee considered this information, along with a variety of other factors, in reviewing executive compensation in 2020.

The Compensation Committee has reviewed the independence of Exequity, LLP in light of SEC rules and NYSE listing standards, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the compensation consultant and a member of the Compensation Committee; (5) any company stock owned by the compensation consultant; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the compensation consultant's work for the committee does not raise any conflict of interest.

The Compensation Committee delegates to management the authority to grant certain stock options and restricted stock units under the 2012 Stock Incentive Plan. Our CEO is authorized to issue awards (other than to himself) of up to 60,000 shares to any newly hired executive and up to 24,000 shares to any one person during a calendar year, and is required to report any such grants to the Compensation Committee at the following Compensation Committee meeting. The delegation of authority may be terminated by the Compensation Committee at any time and for any reason. All internal promotions and equity grants to any “Executive Officer” (as defined by Rule 3b-7 under the Exchange Act) require Compensation Committee approval.

Nominating and Governance Committee

The Nominating and Governance Committee's responsibilities include:
•identifying individuals qualified to become members of the Board;
•recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;
•reviewing and making recommendations to the Board with respect to management succession planning;
•reviewing and recommending to the Board corporate governance principles; and
•overseeing an annual evaluation of the Board's performance.

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Additional Committees

Our Board of Directors has also established a Government and Regulatory Affairs Committee, which is co-chaired by Richard A. Gephardt and Tommy G. Thompson; a Technology Committee chaired by Orlando Ayala; a Compliance Committee chaired by Michael Neidorff and an Environmental and Social Responsibility Committee chaired by James Dallas.

The Government and Regulatory Affairs Committee’s primary responsibility is to assist the Board in identifying, evaluating and monitoring legislative, political and regulatory trends and addressing public policy issues and concerns that affect or could affect the Company. The Government and Regulatory Affairs Committee’s responsibilities include, among others:
•making recommendations to the Board regarding the amendment and/or adoption of new policies, procedures and/or practices by the Company;
•reviewing and reporting on the Company’s position on key public policy issues under consideration in federal and state legislative, regulatory and judicial forums;
•reviewing, reporting and making recommendations with respect to the Company's relationships with public interest groups, legislatures and governmental agencies as they relate to issues of public policy and its efforts to affect identified public issues through analysis, lobbying efforts, political contributions and other political advocacy efforts;
•periodically reviewing the political activities and expenditures of the Company and its political action committees;
•reviewing the Company's Political Activity Report prior to its public disclosure;
•overseeing the Company's Political Contributions Policy; and
•overseeing the management of risks as they relate to the Company’s compliance with regulatory requirements and rapidly changing healthcare, insurance and other legislation.

The Technology Committee’s primary responsibility is to assist the Board in reviewing the Company’s information technology (IT) programs and strategy, including significantly streamlining our technology footprint to create a digitized and seamless member experience. The Technology Committee’s responsibilities include, among others:
•reviewing the status of the existing IT programs;
•reviewing significant technology opportunities and monitoring the progress of special initiatives;
•making recommendations to the Board with respect to IT related projects and investments that require Board approval; and
•in conjunction with the Audit Committee, assisting in the oversight of risks associated with our systems and technology, including risks related to cybersecurity, privacy, critical infrastructure and disaster recovery, as well as identifying the potential likelihood, frequency and severity of cyberattacks and breaches.

The Compliance Committee’s primary responsibility is to provide overall compliance oversight of the Company. The Compliance Committee’s responsibilities include, among others:
•reviewing the Compliance Program structure;
•remaining informed of Compliance Program outcomes, including audit results and governmental enforcement activities;
•receiving quarterly reports from the Senior Vice President of Internal Audit, Compliance and Risk Management of the Company, and other members of management in executive session;
•reviewing the results of performance audits and monitoring of Medicare operations, as well as effectiveness assessments of the Medicare Compliance Program;
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•approving and amending as necessary the annual Compliance Program and audit and monitoring schedule;
•providing specific guidance and directives to Management for the remediation and implementation of Compliance Program initiatives and updates; and
•receiving and considering the reports required to be made by the compliance function regarding critical compliance policies and practices.

The Environmental and Social Responsibility Committee was recently formed in July of 2020 to assist the Board in the development of the Company's strategic plan related to issues of environmental and social importance. The Environmental and Social Responsibility Committee's responsibilities include, among others:
•making recommendations to the Board regarding the Company's position on key public policy issues related to environmental and social responsibility, diversity and inclusion, social determinants of health, healthcare reform, correctional healthcare and criminal justice reform, as well as related risks and opportunities; and
•making recommendations to the Board regarding the Company's strategy to further develop transparent, industry-leading principles related to the correctional healthcare operations conducted by Centurion, LLC and its affiliated entities (Centurion).

Compensation Committee Interlocks and Insider Participation

Orlando Ayala, Robert K. Ditmore (Chair), Richard A. Gephardt, and David L. Steward are members of the Compensation Committee. During 2020, none of our executive officers served as a director or member of the Compensation Committee, or committee serving an equivalent function of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. None of the current members of our Compensation Committee have ever been an officer or employee of Centene or any of our subsidiaries.

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond as appropriate. The Chairman of the Nominating and Governance Committee, with the assistance of our CEO, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know.

Stockholders and interested parties who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Any stockholder or interested party who wishes to communicate directly with our Lead Independent Director, or with our non-employee directors as a group, should also follow the foregoing method.
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Director Compensation

The following table summarizes the compensation of our non-employee directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Option Awards ($) [1]	All Other Compensation ($) [2]	Total ($)
Orlando Ayala	$117,000	$233,706	$—	$—	$350,706
Jessica L. Blume	110,000	233,706	—	27,020	370,726
H. James Dallas	13,750	350,978	197,970	25,402	588,100
Robert K. Ditmore	10,000	403,706	—	139,181	552,887
Frederick H. Eppinger	10,000	358,706	—	27,020	395,726
Richard A. Gephardt	123,000	233,706	—	27,020	383,726
John R. Roberts	40,000	358,706	—	27,020	425,726
Lori J. Robinson	110,000	233,706	—	—	343,706
David L. Steward	8,000	373,706	—	31,078	412,784
Tommy G. Thompson	8,000	373,706	—	27,020	408,726
William Trubeck	10,000	350,978	197,970	25,402	584,350

1	The amounts reported as Stock Awards and Option Awards reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan and Non-Employee Directors Deferred Stock Compensation Plan in accordance with ASC 718. There can be no assurance that the grant date fair value of Stock Awards or Option Awards will ever be realized.
2	All other compensation includes group excess liability insurance policy premiums paid by the Company. Mr. Ditmore's all other compensation includes $112,161 for personal use of company provided aircraft. In addition, all other compensation includes the Company match of charitable contributions of $25,000 made or pledged during 2020 under the Company's Board of Directors Charitable Matching Gift Program for Ms. Blume, Mr. Dallas, Mr. Ditmore, Mr. Eppinger, Mr. Gephardt, Mr. Roberts, Mr. Steward, Mr. Thompson, and Mr. Trubeck.

Non-employee directors currently receive a quarterly retainer fee of $31,250, provided that the director elects to receive 100% of the fee in Company stock and defers settlement of the fee until retirement or termination of the Board under the Company's Non-Employee Directors Deferred Stock Compensation Plan. Directors not making this election receive a quarterly cash retainer fee of $25,000. In addition, the Chairman of the Audit Committee receives a quarterly fee of $7,500, the Chairman of the Compensation Committee receives a quarterly fee of $5,000, and the Chairman of the Nominating and Governance Committee, Government and Regulatory Affairs Committee, Technology Committee, and Environmental, Social, Health and Governance Committee each receives a quarterly fee of $3,750. The Company also pays a quarterly fee of $6,250 to the Lead Independent Director of the Board. All fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Expense recognized in conjunction with the deferred stock election is included in the “Stock Awards” column in the Director Compensation Table above.

The Board receives additional variable compensation dependent on the number of meetings held annually. Once the number of full Board of Director meetings held exceeds six, non-employee directors receive $2,000 per meeting, not to exceed $20,000 annually. The variable compensation is included within Fees Earned or Paid in Cash in the table above.

As part of non-employee director compensation and to recognize each member's stock holding requirement of 7.5 times the annual cash retainer, each director receives an annual stock grant valued at $200,000 based on the first quarter average stock price prior to the grant. In April 2020, each current member of the Board received a grant of 3,300 Restricted Stock Units (RSUs) of our common stock (target value of $200,000). The Restricted Stock Units vest on the April 2021 Annual Meeting of Stockholders, subject to meeting Board of Director meeting attendance conditions. In addition, each new non-employee director is granted an option under our 2012 Stock Incentive Plan to purchase 10,000 shares of our common stock, vesting in three equal annual installments commencing on the first anniversary of the grant date. Mr. Dallas and Mr. Trubeck both received a grant of an option to purchase 10,000 shares in February 2020, representing a grant date fair value of $197,970 as displayed in the table above.
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The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock held by our non-employee directors on December 31, 2020.

Name	Option Awards		Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Number of Shares or Units of Stock That Have Not Vested
Orlando Ayala	—	—	3,300
Jessica L. Blume	13,332	6,668	3,300
H. James Dallas	—	10,000	3,300
Robert K. Ditmore	—	—	3,300
Frederick H. Eppinger	—	—	3,300
Richard A. Gephardt	—	—	3,300
John R. Roberts	—	—	3,300
Lori J. Robinson	3,333	6,667	3,300
David L. Steward	—	—	3,300
Tommy G. Thompson	—	—	3,300
William Trubeck	—	10,000	3,300
The Board of Directors has approved the Board of Directors Charitable Matching Gift Program. Under the program, the Company will match a Board member's qualifying charitable donations of up to $25,000 per calendar year. Charitable donations must be made to a qualified tax exempt U.S. organization under the Internal Revenue Code Section 501(c)(3) and within the Company's charitable contribution guidelines. The Company also provides a group excess liability insurance policy at no cost to the directors.

Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our Board of Directors.

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Corporate Governance and Risk Management

We believe that sound corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. We also recognize the connection between sound corporate governance and our ability to create and sustain value for our stockholders. Our Ethics and Compliance Program provides methods by which we further enhance operations, safeguard against fraud and abuse and help ensure that our values are reflected in everything we do. We have also reviewed and believe we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the applicable SEC rules, and the listing standards of the NYSE. Our Board of Directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, duties of key Board Committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, https://investors.centene.com/corporate-governance/highlights.

Our Board of Directors has adopted a Business Ethics and Code of Conduct Policy (the Policy) which is applicable to all directors, officers and employees of the Company, including the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. While no policy can replace the thoughtful behavior of an ethical director, officer or employee, we believe the Policy will, among other things, focus our Board and management on areas of ethical risk, provide guidance for recognizing and responding to ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment to, or waiver of, the Policy involving a director or executive officer may only be made by the Board or a committee of the Board. A current copy of the Policy is posted on our website, https://investors.centene.com/corporate-governance/highlights. Any future amendments of the Policy will be promptly disclosed on our website.

Our policy concerning pre-approval of related party transactions is part of our Conflicts of Interest policy that is incorporated into the provisions of the Policy. As part of the Policy, our directors, officers and employees are responsible for disclosing any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Ethics and Compliance department of the Company or the Board of Directors, in the case of an executive officer or director, which shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

The Board of Directors oversees execution of the Company’s enterprise risk management framework with assistance provided by Board Committees. This oversight is enabled by quarterly risk reporting from executive management that is designed to provide visibility into the identification, assessment, monitoring and management of critical risks, from key areas such as strategy, operations, finance (including investment risk), compliance, and information security. The Board and its committees also consider compensation risk, as well as exposures from regulatory changes and the environment, including climate change and its impact on our business model. In addition, the Board and its committees are informed of emerging risks and opportunities which could impact the Company’s risk profile. Furthermore, this information is combined with other data to evaluate the Company’s performance in relation to tolerance levels established in Centene’s risk appetite framework on a quarterly basis. Management is responsible for executing day-to-day risk activities, and ensuring that enterprise risk management is integrated with strategic decision-making and financial budgeting processes.

As noted above, the Board uses its Committees to assist in its risk oversight function:
•Our Audit Committee assists in the oversight of risks related to financial reporting, disclosures, investments, business ethics and conduct, and management policies. The Company's Senior Vice President of Internal Audit, Compliance & Risk Management, who reports to the Audit Committee and CEO, assists the Company in identifying and evaluating risk management controls and methodologies to address risks and provides reports to the Audit Committee quarterly. The Audit Committee also meets privately with representatives from the Company's independent registered public accounting firm and the Company's Senior Vice President of Internal Audit, Compliance & Risk Management.
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•Our Compensation Committee assists in the oversight of risks associated with our compensation plans and policies. Please see the discussion in the Compensation Discussion & Analysis under the heading “Risk Disclosure” for a discussion of elements intended to mitigate excessive risk taking by our employees.
•Our Nominating and Governance Committee assists in the oversight of Board processes and corporate governance-related risk.
•Our Government and Regulatory Affairs Committee assists in the oversight of political and regulatory risks.
•Our Technology Committee assists in the oversight of risks associated with our systems and technology, including risks related to cybersecurity.
•Our Compliance Committee assists in the oversight of overall compliance risks.
•In 2020, we established an Environmental and Social Responsibility Committee to oversee and advance our Environmental, Social, Health and Governance (ESHG) initiatives throughout the organization, including diversity and inclusion, social determinants of health, healthcare reform, correctional healthcare and criminal justice reform.

Our Board of Directors and its Committees are supported by our Management Oversight Committee, which formally oversees our enterprise and security risk management functions. The Management Oversight Committee is a cross-functional governance group comprised of certain members of our executive leadership team. The duties of the Management Oversight Committee include:
•Oversight of the processes used to identify, assess, respond, and report on risk and compliance issues;
•Determine Centene’s risk appetite and risk tolerance levels. All changes are reviewed by the Board;
•Review of performance measures against established risk tolerances and recommend corrective action where appropriate;
•Review of findings from internal audit activities for accuracy and clarity;
•Provide direction for resource allocation to address internal audit findings and/or gaps identified through enterprise and security risk management and Corporate Compliance activities; and
•Validate assignment of risk owners associated with identified exposures and monitor plans to address documented findings/gaps.

Proxy Access

Proxy access allows stockholders who meet minimum stock ownership and holding period requirements, and who comply with specified procedural and disclosure requirements, the opportunity to include their director nominees in the Company’s proxy materials. We believe proxy access gives our long-term stockholders a valuable right and enables them to have an important voice in director elections. The following is a summary outlining key details of requirements related to our proxy access By-Law:

Ownership Threshold	at least 3% of the Company's outstanding common stock
Group Ownership	a group of 20 or less holders
Ownership Period	at least 3½ years of continuous ownership
Number of Nominees	the greater of two individuals or 20% of the Board (not to exceed one-half of the number of directors up for election at the annual meeting)
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Environmental, Social, Health and Governance and Corporate Sustainability

Centene's steadfast commitment to the environment, the health and social well-being of our communities, and our culture of sound and ethical corporate governance extends far beyond individual programs or initiatives. Through the delivery of high-quality health services to at-risk populations, our responsibilities to members, stakeholders, and our planet serve as a living expression of our purpose – transforming the health of communities, one person at a time. Continued focus on environmental, social, and governance (ESG) matters remain foundational to supporting our strategy, long-term sustainability and value creation. A central theme to Centene’s purpose, mission, pillars, and beliefs is the opportunity to shape a better world of healthcare. When discussing corporate sustainability, ‘health’ is included as a separate pillar of reporting on ESHG topics. Throughout 2020, significant progress was made towards improved ESHG reporting. Some of these accomplishments included:
•Established the Environmental and Social Responsibility Committee of the Centene Board of Directors. This committee assists the Board of Directors in the oversight of the strategic plan related to environmental and social matters.
•Established an ESHG Strategic Framework. This Framework expresses Centene’s commitments to Protect Our Planet, Serve Our Communities, Cultivate Healthier Lives, and Live Our Values while identifying key business areas essential to our success.
•Formalized an ESHG Work Group. This group of executives from key corporate functional areas and business units across the enterprise was organized to advance ESHG initiatives throughout the organization.
•Became a founding signatory to the Ethical Principles in Health Care (EPiHC). EPiHC is a collaborative effort between the International Finance Corporation and the World Bank to develop a set of principles to promote ethical conduct and to support ethical standards for healthcare delivery.
•Became a signatory to the UN Global Compact at the Participant level. The UN Global Compact is a voluntary initiative based on CEO commitments to implement universal sustainability principles and to take steps to support UN goals.
•Became a signatory to the United Nations Women’s Empowerment Principles (WEPs). The WEPs are a set of principles offering guidance to business on how to promote gender equality and
Centene Corporation 21

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

women’s empowerment in the workplace, marketplace, and community. By joining the WEPs community, Centene signals commitment to this agenda at the highest levels of the company and to work collaboratively in multi-stakeholder networks to foster business practices that empower women.
•Issued a Political Activity Report. Centene has engaged and will continue to thoughtfully engage in public policy activities, including political contributions that have the potential to improve the delivery of healthcare, and affect our business, employees, and the communities in which we operate. This report sets forth details about political contributions, lobbying efforts, and membership in industry trade associations.
•Published a Diversity & Inclusion 2020 Annual Report. Centene's culture stems from a commitment to diversity and inclusion. The launch of this new annual report highlights and communicates our commitment to sustain and advance our vision of conscious inclusion for talent, community engagement, supplier diversity, and stakeholder collaboration. To view or download a copy of our C-Index Diversity & Inclusion Report, please see www.centene.com/who-we-are/corporate-facts-reports.html.
•Issued a 2020 ESHG Report to the Community. This report details the key partnerships, initiatives, and programs that exemplify our commitment to the health of our planet, our people, and our enterprise. To view or download a copy of our Report to the Community, please see www.centene.com/who-we-are/corporate-facts-reports.html.

The 2020 ESHG Report to the Community (the Report) establishes a baseline from which Centene will regularly disclose key sustainability information and metrics. The 2020 Report contains relevant ESHG metrics including diversity and employee engagement percentages, community investment, and research and development contributions to enhance access to healthcare. We are continually expanding sustainability reporting and leveraging use of relevant frameworks and standards. Updated and new ESHG and sustainability information will be periodically posted to our external website.

22 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Additional Environmental, Social, Health and Governance and Corporate Sustainability highlights:

Environmental	Social

Employee United Way contributions raised $4.3 million, with 70% employee participation in 2020

Inclusive and Responsible Workplace required training was paired with Unconscious Bias 101 training cascaded throughout the organization

Employee Inclusion Groups encompass multicultural, veterans and military, LGBTQ+, and networks for women and people with disabilities

50% of the workforce identify as people of color and 75% of the workforce are women*

36% of supervisory positions are held by people of color and 64% of supervisory positions are held by women*

Strong employee engagement demonstrated by results of the 2020 Shaping Centene Employee Engagement Survey, in which 88% of employees reported strong engagement. This surpasses the 75th percentile of Fortune 100 benchmark companies, and is based on responses from more than 92% of Centene employees*

Diversity & Inclusion 2020 Annual Report is posted on our Corporate website

Global headquarters - St. Louis, Missouri highlights:
The newest tower within our corporate headquarters space is LEED Gold certified
36,000 sq. ft. of vegetated roof and over 3,000 sq. ft. of native plantings decreasing energy consumption and water use
Building expansions utilize Sustainable Action Plans
West Coast headquarters Natomas, California highlights:
Electric vehicle charging stations on site for employee use
Low flush and flow fixtures reduce indoor water use by 41%
Energy efficient lighting and HVAC systems reduce energy consumption by 17%
Ribera Salud highlights:
Torrevieja, Vinalopo, Torrejon and Povisa hospitals renewed UNE-EN ISO 14064-1 Certification at the organization level for quantification and reporting of greenhouse gas (GHG) emissions and removals
Health	Governance

51 Centene subsidiaries hold one or more National Committee for Quality Assurance accreditation	Board responsiveness to feedback, including ongoing stockholder engagement, with director participation, informing Board-level discussion of our practices 11 of 12 directors are independent
6 Centene specialty companies are accredited by URAC

Telemedicine visits increased over 3,000% during the COVID-19 pandemic, enabling access to care	Refreshed Board with 4 of 12 directors appointed since 2018

Member of the CARIN alliance - a bipartisan, multi-sector collaborative working to advance consumer-directed exchange of health information

Provider Accessibility Initiative – This program's goal is to increase the percentage of Centene's providers that meet minimum federal and state disability access standards and received the 2019 Health Equity Award from the Office of Minority Health

Ribera Salud obtained 13 “Top 20 Hospital awards” related to the best global management and medical specialties
Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees
Government and Regulatory Affairs, Environmental and Social Responsibility, Technology, and Compliance Committees in place in addition to required board committees
The 186 external members of the governing boards of our regulated health plans represent diversity as follows:
	●	65% Caucasian	●	8% Hispanic
	●	39% Female	●	5% Asian
	●	21% African American	●	1% Disability
	●	11% Veteran	●	1% Native American
Political Activity Report and policies supporting political activities posted on our corporate website http://investors.centene.com/corporate-governance/highlights
All employees are required to complete annual Privacy and Confidentiality training
*Reflects U.S. employee base

Centene Corporation 23

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

We have received various awards and recognitions reflecting our commitment to ESHG efforts:
•Fortune's World's Most Admired Companies - 2021
•Bloomberg Gender Equality Index - 2021
•Human Rights Campaign Corporate Equality Index Best Places to Work for LGBTQ Equity - 2021
•Fortune Change the World List - 2020
•Diversity Inc. Top 50 Companies for Diversity - 2020
•Diversity Inc. Top Companies for Talent Acquisition for Women of Color - 2020
•Disability Equality Index Best Places to Work for Disability Inclusion - 2020
•Global Finance Outstanding Crisis Leadership in the "Overall Excellence - Corporate" category - 2020
•U.S. Veterans Magazine Top Veteran-Friendly Company - 2020

The Company's Response to COVID-19

Our Business Response	Supporting Providers and Members	Supporting our Employees

Have taken proactive measures, strengthening liquidity and enabling us to meet operational and strategic needs

Leveraged pre-existing business continuity plans to transition ~90% of our workforce to working from home

Redeployed staff to critical projects

Delivered on key enterprise initiatives

Despite transition to a remote work environment, key operational metrics remain consistent

Waiving of prior authorizations and cost sharing related to COVID-19

Facilitating sourcing, ordering and shipping of ~$15 million of PPE

Providing ~$10 million of community relief funding to food banks, as well as gift cards to purchase essential items

Expanding telehealth services and taking additional steps to support the disability community

Created digital learning experience focused on remote workforce effectiveness

Investing in office enhancements for employee safety and work from home enablement

Covering COVID-19 related cost

Established Medical Reserve Leave policy

Holding virtual career fairs and interviews as we continue to hire for open positions

Also, in response to the COVID-19 pandemic and the Company's decision to spend additional funding to support our members, providers, and employees, management and the Board felt it was important that 2020 bonuses not be increased above target levels.

24 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

The Company's Ambition to be a Technology Company that does Healthcare

Over the next 10 years, we envision the practice of healthcare to change meaningfully. Technology will play a central role in healthcare, including the diagnosis, management and treatment of disease. Drugs and therapies will be developed and designed specifically for each person given their unique genome, proteome and metabolism, and care will be provided virtually and in an increasingly noninvasive manner. In this new world, Centene will be a trusted convener and partner in health, and a leader in the discovery and use of novel approaches to bring about individual well-being throughout life.

We are in a unique inflection point in the digital evolution of healthcare and transformation in this industry. We continue to digitize the administration of healthcare and accelerate innovation and modernization across the enterprise. We can leverage AI capabilities and data science to transform our advanced technology efforts and enrich Centene applications and services. We have the opportunity to lead the digital transformation of healthcare and to create a seamless experience for our members and providers.

We intend for the Centene member experience to be unique for each beneficiary. Benefits will be precisely tailored to achieve the desired well-being. Our goal will be a lack of administrative friction, with operational and payment activities largely automated in the background. We believe that deeper innovation at Centene is a catalyst in the creation of a healthcare learning and discovery platform.

It is through these innovative solutions that we plan to bring about a unique personalized digital healthcare experience for each member, to deliver better health outcomes, and becoming an even more efficient technology organization that does healthcare.
Centene Corporation 25

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Proposal Two: Advisory Resolution to Approve Executive Compensation

At our 2020 Annual Meeting of Stockholders, our stockholders approved the Company's executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again holding an advisory vote on the Company's executive compensation, as described in this Proxy Statement (commonly referred to as "say-on-pay"). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of say-on-pay votes, we present a say-on-pay vote every year.

We encourage stockholders to review the Compensation Discussion and Analysis included in this Proxy Statement. Our executive compensation program has been designed to implement the Company's compensation philosophy of paying for performance by making decisions based on promoting the Company's corporate mission statement and creating long-term stockholder value. As discussed in Section 4 of CD&A, the following principles guide the Company's compensation philosophy:
•Pay for Performance;
•Create Long-Term Stockholder Value;
•Foster a Culture of Risk Management and Compliance; and
•Attract and Retain Top Executive Talent.

This philosophy is evidenced by the following:
•We provide a significant part of executive compensation in the form of at-risk annual incentive and long-term incentive compensation.
•Our annual incentive and long-term incentive opportunities are substantially based on corporate financial measures closely correlated with achieving long-term stockholder value, such as earnings per share, revenue growth targets, pre-tax operating margins and total shareholder return. Annual incentive opportunities are also based on meeting individual goals around compliance, quality and operational excellence. We have withheld or reduced payments under our incentive programs when financial, quality or compliance measures have not been fully achieved.
•We provide a mix of short-term, long-term, cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages, motivating our executives without fostering excessive risk-taking and linking Executive Officer compensation with the creation of long-term stockholder value.

The Board of Directors strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of those NEOs listed in the Summary Compensation Table of this proxy statement, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the tabular and narrative disclosure included herein under “Information about Executive Compensation.”

26 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee strongly considers the views of the Company's stockholders when making compensation decisions. Additionally, the Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

The Board recommends a vote “FOR” the approval of the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
Centene Corporation 27

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm
KPMG LLP audited our financial statements for the fiscal year ended December 31, 2020. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. KPMG LLP has been retained as our external auditor continuously since 2005. Stockholder ratification of this selection is not required by our By-Laws or other applicable legal requirements. Our Board of Directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of the Company and our stockholders.

We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of a majority of the votes cast at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Committee believes the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders.

The following table discloses the aggregate fees for services related to 2020 and 2019 by KPMG LLP, our independent registered public accounting firm ($ in thousands):

	KPMG
	2020	2019
Audit Fees	$16,915	$11,821
Audit-Related Fees	1,581	1,448
Tax Fees	615	189

Audit-related fees in 2020 and 2019 consist primarily of fees for operational control reviews. The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. Tax fees included in the table above relate to tax planning associated with the expansion of our corporate headquarters and international tax matters.

When assessing services rendered by our auditor and evaluating the quality of their work, the Audit Committee considers a variety of factors, including: independence, insight provided to the Audit Committee, ability to meet deadlines and respond to issues, management feedback, and relative costs of services.

In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. The Committee ensures that the mandated rotation of KPMG LLP’s personnel occurs routinely and is directly involved in the selection of KPMG LLP’s lead engagement partner.

The Audit Committee has adopted policies and procedures relating to the approval of all audit, audit-related, tax and other services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit, audit-related, tax or other services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

28 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve audit, audit-related, tax or other services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee. All audit, audit-related and tax fees for 2020 and 2019 were pre-approved by the Audit Committee or the Audit Committee Chairman, and no fees were paid under the de minimis exception to the Audit Committee pre-approval requirements.

The Board recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Centene Corporation 29

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED

Proposal Four: Approval of the Amendment to the 2012 Stock Incentive Plan, As Amended

The Company's 2012 Stock Incentive Plan, as amended (the 2012 Amended Plan) is comprised of the following:
•9,200,000 shares of common stock initially approved;
•7,000,000 shares of common stock approved in April 2014;
•4,422,812 shares of common stock under the 2003 Stock Incentive Plan that were previously cancelled and converted to shares available under the 2012 Amended Plan;
•13,800,000 shares of common stock approved in April 2017, and
•10,658,431 shares of common stock assumed with the WellCare Acquisition and converted to shares available under the 2012 Amended Plan.

In January 2020, the Company completed the acquisition of WellCare. In connection with the acquisition, 10,658,431 shares were assumed by the Company from WellCare's 2019 Incentive Compensation Plan and WellCare's 2013 Incentive Compensation Plan (collectively, the WellCare Pool) and consolidated into the 2012 Amended Plan. Shares assumed by Centene from the WellCare Pool into the 2012 Amended Plan are only available for awards to legacy WellCare employees and employees joining the Company after January 23, 2020. A roll forward of the 2012 Amended Plan activity as of December 31, 2020 is shown below:

	Total Shares Authorized	Total Shares Available
Shares approved under the 2012 Amended Plan	30,000,000	5,059,244
Shares converted from the 2003 Stock Incentive Plan	4,422,812	759,452
Total Shares under the 2012 Amended Plan, prior to the WellCare Acquisition	34,422,812	5,818,696
Assumption of WellCare Pool into the 2012 Amended Plan	10,658,431	9,781,184
Total Shares under the 2012 Amended Plan as of December 31, 2020	45,081,243	15,599,880

As of December 31, 2020, a total of 15,599,880 shares were available for future awards under the Company's 2012 Amended Plan, of which 9,781,184 shares are restricted for grant to legacy WellCare employees and employees joining the Company after January 23, 2020.

In February 2021, the Compensation Committee (the Committee) of our Board of Directors adopted amendments to our 2012 Amended Plan (the Amendment) that would (i) increase the number of shares of common stock issuable under the 2012 Amended Plan by up to 15,000,000, subject to adjustment in the event of stock splits and other similar events, (ii) extend the term of the 2012 Amended Plan by approximately ten additional years, through February 22, 2031 and (iii) provide that the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2012 Amended Plan shall be equal to 50,730,061, the total number of shares authorized to be issued under the 2012 Amended Plan. Upon approval of the Amendment, shares remaining under the WellCare Pool will be terminated, resulting in an incremental share increase of 5,218,816, and the shares available under the 2012 Amended Plan will be available to be granted to all employees of the Company. A reconciliation of the Amendment is shown below:

Proposed increase to the 2012 Amended Plan	15,000,000
Termination of net remaining available shares in the WellCare Pool in the 2012 Plan	(9,781,184)
Net proposed increase in 2012 Amended Plan	5,218,816
30 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED

A summary of shares available and outstanding as of December 31, 2020 as adjusted to reflect the approval of the Amendment is as follows:

	Shares Available, as adjusted	Shares outstanding	Options outstanding[1]
Shares approved in connection with this amendment	15,000,000	—	—
Shares under the 2012 plan, excluding those assumed in connection with WellCare	5,818,696	4,617,968	227,500
Shares assumed in connection with the WellCare acquisition into the 2012 Plan	—	1,307,249	—
Shares assumed in connection with the WellCare acquisition under the WellCare Stock Incentive Plan	—	1,993,835	—
Total	20,818,696	7,919,052	227,500

[1] Options have a weighted-average exercise price of $58.35 and a weighted-average remaining life of 9.4 years.

In considering whether to approve the Amendment, the Committee considered a number of factors including the following:
•the number of shares remaining for new awards under the 2012 Amended Plan, taking into account the number only available for awards to legacy WellCare employees and employees joining the Company after January 23, 2020;
•the Company's desire to have what it expects to be sufficient capacity under the 2012 Amended Plan to grant equity awards for the next three years;
•the Company's historical dilution (the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, divided by the number of shares outstanding at the end of the fiscal year);
•the restrictions on granting to all employees from the WellCare Pool; and
•the remaining term of the 2012 Plan which prior to the Amendment, would have terminated on April 24, 2022.

The Company attempts to manage the overall dilution resulting from our use of equity compensation while maintaining the ability to attract, motivate and retain talented employees and executive officers. For the three years 2018-2020, the Company’s average gross burn rate, equity overhang and dilution were 0.7%, 1.6%, and 4.0%, respectively. Average dilution for 2018-2020 excluding legacy WellCare shares that are restricted under the terms of the merger agreement was 3.3%.

Based on its review of the relevant considerations, including the fact that the Company’s three-year average gross burn rate based on the 2020 Institutional Shareholder Services calculation was 1.47%, compared to the benchmark of 2.22% for our industry group, the Committee determined that the proposed share increase to the 2012 Amended Plan is in line with our peers as well as necessary to retain equity compensation as an important recruiting and retention tool. The Committee determined in light of these factors, among others including but not limited to those listed above, that it was appropriate to recommend that the Board adopt the Amendment.

The increase in reserved shares under the 2012 Amended Plan will be effective subject to the approval of our stockholders. For a more complete description of the 2012 Amended Plan, as proposed, please see “Summary of the 2012 Amended Plan” below and the copy of the 2012 Amended Plan, included as Appendix B to this proxy statement.
Centene Corporation 31

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED

We use the 2012 Amended Plan to attract and retain talented employees in a highly competitive employment market. Our management carefully considers all proposed grants under the 2012 Amended Plan, and the Committee or Chairman, President and Chief Executive Officer, with authority delegated from our Board, approves all awards.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position to:
•attract new employees and executives with competitive compensation packages;
•retain our existing executives who are attractive candidates to other companies in our industries;
•motivate and recognize our high performing individuals; and
•ensure the availability of stock incentives for employees we hire as a result of acquisitions.

In considering the extension of the term of the 2012 Amended Plan, the Committee determined to extend for the maximum period (10 years) consistent with granting incentive stock options thereunder. The Committee also determined to include a cap on the number of incentive stock options, consistent with applicable law.

Accordingly, our Board of Directors believes the 2012 Amended Plan is in our best interests and the best interests of our stockholders and recommends a vote “FOR” the Amendment. In the event the 2012 Amended Plan is not approved at the meeting, the Board will reconsider the alternatives available to help attract, retain and motivate key individuals who are currently our employees or who become employees as the result of any future acquisitions, and the 2012 Amended Plan would continue in effect in accordance with its existing terms.

Summary of the 2012 Amended Plan

The following is a brief summary of the 2012 Amended Plan, as proposed to be amended. A copy of the 2012 Amended Plan, is included as Appendix B to this proxy statement and the following summary is qualified in its entirety by reference to Appendix B.

Types of Awards

The 2012 Amended Plan provides for the grant of:
•incentive stock options intended to qualify under Section 422 of the Internal Revenue Code;
•non-statutory stock options;
•restricted stock and restricted stock units, collectively referred to herein as restricted stock awards;
•stock appreciation rights; and
•other stock based awards.

Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and are subject to such other terms and conditions as are specified in connection with the option grant. We may grant options only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company. The 2012 Amended Plan permits the following forms of payment of the exercise price of options:
32 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED
•payment by cash, check or in connection with a "cashless exercise" through a broker;
•surrender of shares of our common stock;
•any other lawful means (other than promissory notes); or
•any combination of these forms of payment.

Restricted Stock. Awards of restricted stock entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient at the issue price or other stated formula or price in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for such award.

Restricted Stock Units. Restricted stock unit awards entitle recipients to acquire shares of our common stock in the future, and we promise to complete the issuance of stock to the recipient promptly after the award vests. The right to acquire the stock will be subject to terms and conditions established by the Compensation Committee and the shares received may be subject to restrictions or repurchase.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder upon exercise to receive an amount in common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. SARs may be issued in tandem with options or as stand-alone rights. We may grant SARs only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant.

Other Stock Based Awards. The Compensation Committee has discretion to issue other stock based awards that have a value based on the value of shares, including but not limited to grants of stock and grants of rights to receive stock in the future. The terms and conditions of other stock based awards, if any, will be determined by the Compensation Committee.

Performance Measures

With respect to restricted stock awards, the Compensation Committee may set performance measures designed to satisfy the requirements of Code Section 162(m) which will be set forth in the award agreement pertaining to the grant of the award. The time period during which the performance measures must be met is called the “performance period.”
•net earnings or net income (before or after taxes);
•net sales or revenue growth;
•net operating profit (before and after taxes);
•return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
•cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
•earnings before or after taxes, interest, depreciation, and/or amortization;
•gross or operating margins;
•productivity ratios;
•share price (including, but not limited to, growth measures and total stockholder return);
•expense targets;
•margins;
•operating efficiency;
•market share;
Centene Corporation 33

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED
•customer satisfaction;
•working capital targets; and
•economic value added (net operating profit after tax minus (the sum of capital multiplied by the cost of capital).

Any of the preceding performance measures that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (GAAP) or may be adjusted when established (or to the extend permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

The Compensation Committee may use these performance measure(s) to:
•measure our performance, or the performance of any of our subsidiaries and/or affiliates, as a whole or measure the performance of any of our business units, or any of the business units of our subsidiaries and/or affiliates, or any combination thereof, as the Compensation Committee may deem appropriate;
•compare any of the foregoing performance measures to the performance of a group of comparator companies, or a published or special index that the Compensation Committee deems appropriate; or
•compare our share price (including, but not limited to, growth measures and total stockholder return) to various stock market indices.

Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. The Compensation Committee will have the discretion to adjust the amount payable on a corporation-wide or divisional basis or to reflect individual performance and/or unanticipated factors; however, awards that are designed to meet the performance-based criteria of Code Section 162(m) may not be adjusted upward. Stockholder approval of the 2012 Amended Plan will be deemed to include approval of the various performance award measures identified above.

If applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, then the Compensation Committee, in its sole discretion, may make such changes without obtaining stockholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, if the Compensation Committee determines that it is advisable to grant awards that will not meet the performance-based criteria, then the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m).

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the 2012 Amended Plan. Under present law, however, incentive stock options may only be granted to employees of the Company or any of its subsidiaries. The maximum number of shares with respect to which awards may be granted, including options and stock appreciation rights, to any participant under the 2012 Amended Plan may not exceed 2,000,000 in any calendar year. Assuming the Amendment is adopted, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2012 Amended Plan will be equal to 50,730,061, the total number of shares authorized to be issued under the 2012 Amended Plan.

Plan Benefits

As of February 26, 2021, almost all employees and eleven non-employee directors were eligible to receive awards under the 2012 Amended Plan, including our ten executive officers. The closing price of our common stock on February 26, 2021 was $58.54.

34 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED
The granting of awards under the 2012 Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Such awards will be granted at the discretion of our Compensation Committee and at this time the Compensation Committee has not determined future awards or who might receive them. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. We note that the number of awards granted to our named executive officers in 2020 is disclosed in the Grants of Plan-Based Awards Table and the grant date fair value of such awards are included in the Summary Compensation Table.

Administration

Our Compensation Committee will administer the 2012 Amended Plan. The Compensation Committee will have the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2012 Amended Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the 2012 Amended Plan or any award under the 2012 Amended Plan. Pursuant to the terms of the 2012 Amended Plan, the Compensation Committee may delegate authority under the 2012 Amended Plan to one or more committees or subcommittees of the Board or one or more of our executive officers, provided that the Board fixes the terms of the awards and the maximum number of shares that any executive officer may grant. Discretionary awards to independent directors may only be recommended by a committee comprised solely of independent directors, and awards made to the CEO must be approved only by a majority of the independent directors of the Board.

Subject to any applicable limitations contained in the 2012 Amended Plan, the Compensation Committee or any committee to which the Compensation Committee delegates authority, as the case may be, will select the recipients of awards and determine:
•the number of shares of our common stock covered by options and the dates upon which such options become exercisable;
•the exercise price of options;
•the duration of options; and
•the number of shares of our common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price, subject to the restriction on re-pricing described below.

No more than 10% of the total time vested awards, other than (x) a director award or (y) an award granted through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (Acquisition Awards), granted to an employee may vest or become exercisable in increments greater than one-third of the total award in any period of twelve consecutive months. The Compensation Committee is required to make appropriate adjustments in connection with the 2012 Amended Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-off, any reorganization and other similar changes in capitalization.

Unless such action is approved by our stockholders and does not cause an outstanding award to become subject to Section 409A of the Code:
•no outstanding award granted under the 2012 Amended Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding award (other than in connection with changes in capitalization as described above);
•the Compensation Committee may not cancel any outstanding award (whether or not granted under the 2012 Amended Plan) and grant in substitution therefore new awards under the 2012 Amended Plan covering the same or a different number of shares and having an exercise price per share less than the then-existing exercise price per share of the cancelled award; and
•no outstanding award granted under the 2012 Amended Plan may be repurchased by the Company at a price greater than the current fair market value of the outstanding award.

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2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED
Transferability

Transfers of awards under the 2012 Amended Plan will be limited to transfers by will or the laws of descent and distribution, pursuant to qualified domestic relations orders and if permitted by the Compensation Committee, gratuitous transfers for the benefit of immediate family members, family trusts or family partnerships.

Amendment or Termination

No award may be made under the 2012 Amended Plan after February 22, 2031, but awards previously granted may extend beyond that date. The Compensation Committee may at any time amend, suspend or terminate the 2012 Amended Plan, except that:
•all material revisions (as defined by the applicable rules of the New York Stock Exchange) to the 2012 Amended Plan will be subject to stockholder approval; and
•no award designated as subject to Section 162(m) of the Internal Revenue Code by the Board after the date of such amendment will become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment will have been approved by our stockholders to the extent such approval is required under Section 162(m).

Termination of Status

The Compensation Committee will determine the effect on an award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant's legal representative, conservator, guardian or designated beneficiary) may exercise rights under the award.

Change In Control

Unless otherwise provided in the award agreement, upon the occurrence of a Change in Control (as defined in the 2012 Amended Plan):
•any and all outstanding stock options and stock appreciation rights will become immediately exercisable; and
•any and all outstanding restricted stock awards that are not vested will vest and any restrictions will lapse.

Notwithstanding the foregoing, in connection with certain types of Changes in Control, the Compensation Committee may instead provide that all outstanding options will terminate and each participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the acquisition price multiplied by the number of shares of common stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options and (ii) each participant awarded any other award which is denominated in shares of common stock will be paid in cash as determined by the Board in its sole discretion to be consistent with the treatment of options.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2012 Amended Plan and with respect to the sale of common stock acquired under the 2012 Amended Plan. A participant will be subject to applicable statutory tax withholding by the Company. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2012 Amended Plan. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes.
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2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED

Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option, provided the participant is an employee on the date of exercise or his or her last day of employment was no more than three months (or 12 months if the participant is disabled) before the date of exercise. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option, referred to below as ISO Stock. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize a long term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock before satisfying the above waiting periods, called a disqualifying disposition, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The amount of the ordinary gain will be: (1) the lesser of (a) the amount realized on the disposition of the shares or (b) the fair market value of the shares on the date of exercise; minus (2) the exercise price of the stock. The amount of capital gain will be the amount not already realized as ordinary gain that the participant realizes upon disposition of the shares that exceeds the fair market value of those shares on the date the participant exercised the option. This capital gain will be a long term capital gain if the participant has held the ISO Stock for more than one year before the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize a capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long term capital loss if the participant has held the ISO Stock for more than one year before the date of sale.

Non-Statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option, referred to below as NSO Stock, on the exercise date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long term gain or loss if the participant has held the NSO Stock for more than one year before the date of the sale.

Early-Exercise Alternative. The Compensation Committee may permit a participant to exercise the unvested portion of an option, subject to our right to repurchase the unvested shares. In general, a participant who exercises the unvested portion of an option and then makes a valid election under Section 83(b) of the Internal Revenue Code within 30 days of the exercise date should be taxed as if the underlying shares were vested shares with the consequences described above under “Incentive Stock Options” or “Non-Statutory Stock Options” (whichever is applicable). A participant who exercised the unvested portion of an option and does not make a valid Section 83(b) election within 30 days of the exercise date generally will be treated as having exercised the option to the extent that our repurchase right lapses with respect to the underlying shares. Otherwise, the participant will be taxed as described above under “Incentive Stock Options” or “Non-Statutory Stock Options,” whichever is applicable.

Restricted Stock. A participant will not recognize taxable income upon the grant of an award of restricted stock unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair
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2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED
market value of our common stock at the time the award is granted and the purchase price paid for the common stock. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of our common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to an award of restricted stock, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock. This capital gain or loss will be a long term capital gain or loss if the shares are held for more than one year from the earlier of the date that the participant made a Section 83(b) election or the forfeiture provisions and restrictions on transfer lapsed.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant will have compensation income in the amount of any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the restricted stock unit. When stock distributed in settlement of a restricted stock unit is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date the award was settled. Any capital gain or loss will be long term if the participant held the stock for more than one year, and otherwise will be short term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant will have compensation income upon the exercise of a SAR equal to the appreciation in the value of the stock underlying the SAR. When the stock distributed in settlement of the SAR is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date of exercise. Any capital gain or loss will be long term if the participant held the stock for more than one year, and otherwise will be short term.

Other Stock Based Award. The tax consequences associated with any other stock based award will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, any applicable holding period and the participant’s tax basis.

Section 409A. Acceleration of income inclusion, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A, rules with respect to the terms of awards, timing of elections to defer compensation, distribution events and funding must all be satisfied. Most awards under the 2012 Amended Plan are exempt from the Section 409A rules. However, with respect to those awards under the 2012 Amended Plan which could be subject to the Section 409A rules, the 2012 Amended Plan includes provisions which are intended to prevent awards under the Plan from triggering the adverse tax consequences applicable to deferred compensation under Section 409A.

Section 280G and Section 4999. Under Section 280G of the Internal Revenue Code and Section 4999 of the Internal Revenue Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.

Tax Consequences to Centene

The grant of an award under the 2012 Amended Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 2012 Amended Plan will have any tax consequences to us. We generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2012 Amended Plan, including in connection with a restricted stock award or SAR
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2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED
or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Tax deduction of compensation is generally subject to the limits of Section 162(m) of the Internal Revenue Code. Section 162(m)(6), which was enacted as part of the Patient Protection and Affordable Care Act, amended the Code to limit the amount that certain healthcare insurers and providers, including the Company, may deduct for compensation to any employee in excess of $500,000. This legislation does not create any exceptions for performance-based compensation.

Centene Corporation 39

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FIVE: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

Proposal Five: Approval of the Amendment and Restatement of the Company's Certificate of Incorporation

The Board has adopted, and unanimously recommends that the Company's stockholders approve, a resolution proposing the amendment and restatement of the Company’s Certificate of Incorporation (the Certificate of Incorporation) providing for the removal of the supermajority voting provisions described herein. The full text of the proposed amendment and restatement of the Certificate of Incorporation is set forth in Appendix C to this proxy statement (proposed new text is underlined and proposed deleted text is crossed out) (hereinafter referred to as the Amended and Restated Certificate of Incorporation).

Background

The Company is committed to reviewing and adopting corporate governance practices that are in the interests of both the Company and our stockholders. After reviewing our governance practices and the views of our stockholders, including consideration of the vote on a stockholder proposal on the issue at the Company’s 2020 annual meeting, the Board has decided to adopt amendments to the Certificate of Incorporation to remove the provisions that require a supermajority voting threshold, and has resolved to submit the amendments to the Certificate of Incorporation to our stockholders for consideration.

Proposed Amended and Restated Certificate of Incorporation

The Company’s Certificate of Incorporation currently contains the following supermajority provisions:
•Article FIFTH of the Certificate of Incorporation currently states that stockholders may remove a director upon the affirmative vote of at least a 75% of all the issued and outstanding shares of capital stock entitled to vote generally in the election of directors.
•Article TWELFTH of the Certificate of Incorporation currently states that the affirmative vote of at least 75% of the voting power of the shares entitled to vote at an election of directors is required to adopt, amend, alter or repeal the Company’s By-Laws.
•Article THIRTEENTH of the Certificate of Incorporation currently states that the affirmative vote of at least 75% of the voting power of the shares entitled to vote at an election of directors is required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose and intent of Articles FIFTH, TWELFTH and THIRTEENTH of the Certificate of Incorporation.

If the Amended and Restated Certificate of Incorporation is adopted, then, upon the affirmative vote of a majority of the holders of record of outstanding shares of common stock of the Company then entitled to vote generally in the election of directors, stockholders may:
•remove any director, with or without cause, provided that if the Board is then classified, a director may be removed only for cause;
•adopt, amend, alter or repeal any provision or provisions of the By-Laws; and
•amend, alter, change or repeal, or adopt any provision of the Certificate of Incorporation, including amending any provision of the Certificate of Incorporation to require approval of a larger portion of the voting power of the shares of common stock than is required by Delaware law.

This general description of the proposed changes to the Certificate of Incorporation is qualified in its entirety by reference to the proposed Amended and Restated Certificate of Incorporation set forth in Appendix C to this Proxy Statement.

If the Amended and Restated Certificate of Incorporation is approved by our stockholders, then the Amended and Restated Certificate of Incorporation will become effective upon its filing with the Delaware Secretary of State. The Board has also unanimously approved certain conforming changes to the Company’s Amended and Restated By-Laws (the By-Laws), contingent upon stockholder approval of the
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2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FIVE: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
Amended and Restated Certificate of Incorporation. If the Amended and Restated Certificate of Incorporation is not approved by the stockholders, then the Certificate of Incorporation and the By-Laws will remain unchanged and the supermajority provisions will remain in place.

Vote Required. The affirmative vote of at least 75% of the voting power of the shares entitled to vote at an election of directors is required to approve the amendment and restatement of the Certificate of Incorporation.

The Board unanimously recommends a vote “FOR” the amendment and restatement of the Certificate of Incorporation to remove supermajority provisions.

Centene Corporation 41

2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL SIX: STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY

Proposal Six: Stockholder Proposal to Elect Each Director Annually

In November 2020, the Company received correspondence from a shareholder, John Chevedden, beneficial owner of Centene common stock, regarding a proposal to elect each director annually as described below.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, beneficial owner of no less than 100 shares of Centene common stock as of September 1, 2020, intends to propose the following resolution at the annual meeting.

Stockholder Statement Regarding Proposal to Elect Each Director Annually

Proposal 6 - Elect Each Director Annually

RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term.

Although our management can adopt this proposal in one-year and implementation in one-year is a best practice, this proposal allows the option to phase it in over 3-years.

Classified Boards like the Centene Board have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

This is another best practice good governance proposals in the same spirit as the 2020 simple majority vote proposal which received our 93%-support in 2020.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."

A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, also adopted this important proposal topic since 2012. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value at virtually no extra cost to shareholders. Thus it was not a surprise that this proposal topic won 96%-support at United Therapeutics Corporation in 2019.

Annual election of each director can be a first step to make the corporate governance of Centene more competitive and unlock shareholder value.

A number of governance best practices are just waiting to be adopted at Centene by an enlightended Board of Directors. For instance, a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent. Other shareholders can accelerate the adoption of these best practices by submitting shareholder proposals on these important topics.

Please vote yes:
Elect Each Director Annually - Proposal Six
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2021 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL SIX: STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY

Board of Directors' Statement in Support to Elect Each Director Annually

The Board has carefully considered this proposal and has elected to recommend a vote FOR this proposal, with reservations, as outlined below. Mr. Neidorff abstained from the vote of the Board.

The Board of Directors has evaluated the Company’s classified board structure on numerous occasions to ensure that it is consistent with the best interests of the Company and its stockholders. The Board has consistently determined that a classified board structure provides stability by ensuring that, at any given time, a majority of the directors serving on the Board have substantial knowledge of the Company, its business and its strategic goals. The Board believes that directors who have experience with the Company and deep knowledge about its business and affairs are best positioned to make the fundamental decisions that are key to the Company and its stockholders.

The Board has also concluded that the classified board structure encourages its directors to make decisions in the long-term interest of the Company and its stockholders.

Moreover, the Board believes three-year terms enhance the independence of the non-employee directors by providing them a longer assured term of office, thereby insulating them against pressures from management or from special interest groups who might have an agenda contrary to the long-term interest of stockholders. Finally, as noted above, our By-Laws include a majority voting standard for the election of directors in uncontested elections. As a result, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at the meeting. Therefore, our stockholders can effectively influence the composition of the Board in each annual election by withholding their votes from any nominee for any reason.

Nevertheless, the Board recognizes that, like the proponent, a number of significant stockholders and institutions disagree, and also believes that responsiveness to this perspective is an important matter of corporate governance. Accordingly, after careful consideration of the issue in accordance with its fiduciary duties, the Board has determined to recommend a vote to approve the proposal.

Centene stockholders should be aware that this stockholder proposal is simply a request that the Board take the actions stated in the proposal. Approval of this proposal would not effectuate the declassification of the Board. Under Delaware law and Centene’s Certificate of Incorporation, to change the structure of the Centene Board, the Company’s stockholders must approve an actual amendment to the Company’s Certificate of Incorporation, which amendment requires a recommendation from the Board prior to submission to stockholders. As currently constituted, a 75% vote of the outstanding shares would be required for approval of an amendment the Company’s Certificate of Incorporation to effectuate this change.

The Board will evaluate the results of the vote on this proposal and will consider such an amendment if doing so is consistent with the Board’s fiduciary duty to act in a manner it believes to be in the best interest of Centene and all of its stockholders. If the proposal receives significant shareholder support, the Board anticipates that it would put such an amendment before the stockholders at Centene’s 2022 annual meeting of stockholders, which would give the Board and Centene time to evaluate, plan and implement the change to a declassified structure.

While the Board believes there is a strong argument to the contrary, the Board has elected to recommend that stockholders vote “FOR” the proposal to provide for the annual election of directors.

Centene Corporation 43

2021 NOTICE OF MEETING AND PROXY STATEMENT
AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The charter outlines the Audit Committee’s duties and responsibilities. The Audit Committee reviews the charter annually and works with the Board of Directors to amend the charter, as necessary, based on the Audit Committee’s evolving responsibilities. The Audit Committee charter is available on the Company’s website at investors.centene.com/corporate-governance.

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors who are independent under the rules of the NYSE, the rules of the SEC and the Company's Standards for Director Independence. Three of the Audit Committee members are considered Audit Committee Financial Experts as defined by the SEC and all are financially literate under the applicable NYSE rules. The Audit Committee assists the Board of Directors in its oversight of the accounting and financial reporting process of the Company. Specifically, the Audit Committee has responsibility for providing independent objective oversight of the accounting and financial reporting process of the Company, selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee and oversees the performance of the Company's internal audit function.

Management has the primary responsibility for the preparation of the Company's financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company's internal auditors, for assessing the effectiveness of the Company's internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)(the PCAOB), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles in the United States of America, and auditing management's assessment of the effectiveness of internal control over financial reporting. KPMG LLP has served as the Company's independent registered public accounting firm since 2005.

Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and that there were no material weaknesses in its internal control over financial reporting. The Audit Committee met and held discussions with management and KPMG LLP to review and discuss the financial statements and the Company's internal control over financial reporting. The Audit Committee has also discussed with KPMG LLP the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and the SEC. KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP their independence with respect to the Company, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.

In fulfilling its oversight responsibilities for reviewing the services performed by KPMG LLP, the Audit Committee has the sole authority to select, evaluate and replace the outside auditors. The Audit Committee discusses the overall scope of the annual audit, the proposed audit fee, and annually evaluates the qualifications, performance and independence of KPMG LLP as independent registered public accountants and the performance of its lead audit partner. The Audit Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their respective examinations, the evaluation of the Company's internal control over financial reporting and the overall quality of the Company's accounting.

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2021 NOTICE OF MEETING AND PROXY STATEMENT
AUDIT COMMITTEE REPORT

Based upon the review and discussions with the Company’s management and KPMG LLP referred to above, and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed KPMG LLP to serve as the Company’s independent registered public accounting firm for 2021.

AUDIT COMMITTEE

John R. Roberts, Chair
Jessica L. Blume
Frederick H. Eppinger
Tommy G. Thompson

Centene Corporation 45

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Information About Executive Compensation

Compensation Committee Report

The Compensation Committee, comprised solely of independent directors, has reviewed and discussed the “Compensation Discussion and Analysis” with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

COMPENSATION COMMITTEE

Robert K. Ditmore, Chair
Orlando Ayala
Richard A. Gephardt
David L. Steward

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2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This CD&A describes the principles, objectives, and compensation policies and arrangements of our executive compensation program which is generally applicable to each of our senior officers. This CD&A focuses primarily on our Chairman, President, & CEO and the other executive officers included in the Summary Compensation Table, whom we collectively refer to in this proxy as our Named Executive Officers (NEOs). For 2020, our NEOs were:
•Michael F. Neidorff, Chairman, President, and Chief Executive Officer
•Jeffrey A. Schwaneke, Executive Vice President, Chief Financial Officer
•Mark J. Brooks, Executive Vice President, Chief Information Officer
•Brandy L. Burkhalter, Executive Vice President, Chief Operating Officer
•Jesse N. Hunter, Executive Vice President, Mergers and Acquisitions & Chief Strategy Officer
•Kenneth A. Burdick, former Executive Vice President, Markets and Products and former CEO of WellCare Health Plans, Inc.

Centene Corporation 47

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION
The contents of this CD&A are organized as follows:

SECTION 1 - Executive Summary
SECTION 2 - Stockholder Engagement	●	Results of the April 2020 “Say-on-Pay” Vote
	●	Stockholder Outreach and Engagement Efforts
SECTION 3 - 2020 Compensation Decisions	●	Alignment of Pay and Performance
	●	2020 NEO Compensation Overview
	●	Pay Mix
	●	Target Pay Review
	●	Base Salaries
	●	Annual Cash Incentive Plan
	●	Annual Cash Incentive Performance
	●	Long-Term Incentive Awards
	●	2018-2020 Performance-Based Restricted Stock Unit Award Results
	●	2018-2020 Cash Long-Term Incentive Plan Award Results
SECTION 4 - Compensation Philosophy	●	Overview of Compensation Best Practices
	●	Competitive Pay Philosophy
– Healthcare Industry Peer Group
– General Industry Group
	●	Benchmarking Methodology
	●	2021 Annual Cash Incentive
– Must Meet Adjusted EPS Objective (Funding of Bonus)
– Allocation of Bonus Payout for 2021
	●	2021-2023 Long-Term Incentives
	●	Comments about Performance Targets
	●	Other Benefits
SECTION 5 - Other Compensation Policies and Information	●	Stock Ownership Guidelines
	●	Hedging and Pledging Policies
	●	Risk Disclosure
	●	Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions
– CEO Employment Agreement
– Offer Letter Agreement
– Severance and Change in Control Agreements
– Retirement Provisions
	●	Deductibility of Executive Compensation

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2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

SECTION 1 - Executive Summary

We are a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. We take a local approach - with local brands and local teams - to provide fully integrated, high-quality, and cost-effective services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. We also provide education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services.

In January 2020, we acquired all of the issued and outstanding shares of WellCare Health Plans, Inc. (WellCare) The transaction was valued at $19.6 billion, including the assumption of $1.95 billion of outstanding debt. The combined company creates a premier healthcare enterprise focused on government-sponsored healthcare programs and a leader in Medicaid, Medicare and the Health Insurance Marketplace, with more than 25 million members across all 50 states, or 1 in 15 individuals across the nation.

In 2020, the COVID-19 pandemic created unique and unprecedented challenges. We responded to these challenges by demonstrating our commitment to our members, employees, shareholders and partners through our actions and investments. Despite the challenges brought by the pandemic, the Company successfully executed the closing and integration of WellCare and delivered strong top and bottom line growth. Our financial performance is summarized as follows:
•Total revenues of $111.1 billion, an increase of 49% over 2019.
•Diluted EPS of $3.12, a decrease of (1)% over 2019 due to acquisition related costs and amortization of acquired intangibles in connection with the WellCare acquisition.
•Adjusted Diluted EPS of $5.00, an increase of 13% over 2019.
•Operating cash flows of $5.5 billion.
•Return on Equity of 9% in 2020, and a three year average of 10%.
•Return on Assets of 3% in 2020, and a three year average of 3%.
•Return on Invested Capital of 5% in 2020, and a three year average of 6%.
•A slight decrease in stock price by (5)%.

Overall, our three-year Compound Annual Growth Rates (CAGR) have been:
•Total revenues of 32%;
•Diluted EPS of 10% and Adjusted Diluted EPS of 26%;
•Net earnings attributable to Centene Corporation of 30%;
•Adjusted EBITDA of 40%;
•Cash flow from operations of 55%; and,
•Stock price of 6%.
Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.
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SECTION 2 - Stockholder Engagement

Results of the April 2020 “Say-on-Pay” Vote

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. We were disappointed that, although our 2020 say-on-pay vote was approved by our stockholders with approximately 67% of stockholders voting in support, it was below what the Board and management consider satisfactory.

We actively seek input from stockholders on compensation and governance matters and are always open to new ideas. As discussed below, during 2020, we extended meeting invitations to 31 stockholders (representing approximately 70% of our outstanding shares) and ultimately met with 15 stockholders (representing approximately 53% of our outstanding shares). Stockholders expressed a wide variety of views about executive compensation.

Stockholder Outreach and Engagement Efforts

We believe that regular outreach and engagement with stockholders is a key pillar of strong corporate governance. We seek to better understand the issues that are important to our stockholders and incorporate feedback into the Board's decision-making process. Members of our management team and Board regularly meet with stockholders to gather their perspectives on key topics including our performance and strategy, corporate governance, executive compensation, human capital management and corporate responsibility.

Beyond our governance-focused engagement, our investor relations team and members of our senior management team regularly communicate with investors in connection with quarterly earnings calls, investor and industry conferences, analyst meetings and individual discussions with stockholders.

The Board of Directors was disappointed by the relatively low support for the advisory say-on-pay proposal at our 2020 Annual Meeting. In response, we conducted extensive outreach to understand how we can best address our stockholders' concerns. Richard Gephardt, an independent director and member of the Compensation Committee, personally led a number of these engagements, and feedback from all meetings was presented to the Compensation Committee at our December 2020 meeting.

As described in the diagram below, we report stockholder feedback regularly to our Board, which in turn uses this feedback to evaluate any changes to the Company's practices year-round.

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Our Year-Round Stockholder Engagement Process

Conduct meetings with our largest stockholders, discussing corporate governance, corporate responsibility and executive compensation matters and solicit feedback.
Share feedback with the Board for discussion and consideration.
Incorporate feedback from stockholder meetings into annual meeting planning, including potential changes to corporate governance practices, the executive compensation program, and corporate responsibility.
Review stockholder
proposals and determine
next steps.

Review annual meeting results, ongoing stockholder feedback and determine any next steps, including corporate governance and compensation trends to help develop stockholder engagement priorities.	Conduct investor meetings in advance of the annual meeting to answer questions about proxy proposals and obtain stockholder feedback.

Who We Engaged With Since our 2020 Annual Meeting

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The table below highlights how we responded to stockholder feedback in several areas. We report stockholder feedback to our Board on a regular basis throughout the year.

We received stockholder feedback in the following areas:	Our Board responded with the following actions:
Disclosure of Short-and Long-Term Incentive Program Structure	We have increased disclosure regarding the design and structure of our incentive programs, including additional disclosure of our target-setting process and the rigor of goals. For more details, refer to our Annual Cash Incentive Plan discussion.
Eliminating Single-Trigger Equity Acceleration Provision	Beginning with our December 2020 grants, all equity grants will be subject to a double-trigger vesting acceleration in the event of a change-in-control.
Transparency around Management Succession Planning	We have substantially expanded our disclosure of Centene's comprehensive succession planning processes, and have provided more detail on the role of the Nominating and Governance Committee in considering potential successors to the CEO.
Environmental Sustainability Initiatives	In July 2020, we formed an Environmental and Social Responsibility committee comprised of independent directors, which is responsible for assisting management in the development of the Company's strategic plans related to issues of environmental and social importance. Additionally, in an effort to further enhance our disclosures, we published a 2020 Report to the Community on ESHG topics.
Board Refreshment	We have added three new independent directors to the Board within the last 18 months, and our Board is now 42% diverse by gender or ethnicity.
Political Contributions	We posted the revised political contributions policy on our website to highlight a political activity report that will be reviewed by the Government and Affairs Committee.
COVID-19 Response	We demonstrated our commitment to our members and the communities we serve, employees, providers and government partners. For more details, refer to our ESHG and Corporate Sustainability section.

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SECTION 3 - 2020 Compensation Decisions

Alignment of Pay and Performance

In 2020, the Company delivered revenue and adjusted EPS growth, which are key to our strategy to promote long-term shareholder value in a competitive business environment. Our revenues increased 49% over 2019, with a 32% three-year compound annual growth rate. The Company also achieved three-year compound annual growth rates of 10% and 26% for Diluted EPS and Adjusted Diluted EPS, respectively. When reviewing the NEOs' compensation, the Compensation Committee considered the value of our senior executives, who are some of the most talented in our industry. Our NEOs' total incentive compensation opportunities are contingent on their ability to achieve our growth and profitability objectives and create sustainable long-term value for our stockholders. When reviewing the NEOs' compensation with our independent executive compensation consultant, the Compensation Committee considered these aspects in conjunction with our executive compensation program of recognizing pay for performance through the following three primary components:

Base Pay	+	Cash Awards Under Our Annual Incentive Plan	+	Long-Term Incentives
Performance-Based RSUs Time-Based RSUs Stock Options Cash LTIP

The Company's 2020 performance included the successful integration of WellCare, enterprise-wide operational efficiencies, and continued high growth and profitability during a pandemic where we supported our 25 million members, our providers and our employees.

The Board of Directors acknowledged this success and also the importance of our CEO's leadership, especially in an unprecedented year which involved a transition to work from home for over 90% of our employees. The Board of Directors also recognized his 24 years of tenure in which he has fostered sustained high growth and strong profitability. The Compensation Committee, together with our independent executive compensation consultant, analyzed our CEO's total historical compensation. Based on their review, they determined that total compensation in 2020 continues to mirror the overall growth in revenue, our Total Shareholder Return (TSR), Revenue, and Adjusted Diluted EPS over the last five years.
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Our CEO's total compensation alignment with these metrics is illustrated in the following graphs:

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Diluted EPS/Adjusted Diluted EPS and CEO Total Compensation
$2.22
$2.52
$3.54
$4.42
$5.00
$1.71
$2.34
$2.26
$3.14
$3.12
$21.3
$24.8
$25.5
$25.9
$24.4
2016
2017
2018
2019
2020
CEO Total Compensation (excluding All Other), $ in millions
Diluted EPS, includes acquisition related expenses
Adjusted Diluted EPS

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2020 NEO Compensation Overview

The following is an overview of our 2020 executive compensation program. Our executive compensation plans are designed to attract and retain key executives integral to the Company's success and aggressive growth strategy. Compensation is centered on long-term incentives and variable performance-based compensation designed to align our executive's pay with the Company's long-term objectives and value brought to our shareholders.

Annual Incentive Plan
Performance Measure	% Weight
Adjusted Diluted EPS Target	70%
General and Administrative Expense Management	15%
Individual Performance Objectives	15%

Bonus pool is not funded unless EPS objective is achieved.

Long-Term Incentive Plan
Three-Year Performance-Based RSUs (60% of equity)	Service-Based RSUs (40% of equity)
Pre-tax Margin (60%)	Ratable vesting over three-year period
Compound Annual Revenue Growth (40%)
Three-Year Cash LTIP
Three-year Relative TSR vs. HCI Peer Group (50%)	Pre-tax Margin (30%)	Compound Annual Revenue Growth (20%)
Increased pre-tax margin target for 2021-2023 Cash LTIP and PSUs. New goal is significantly higher than the prior target and the actual level of achievement during the most recently completed performance cycle.

Aggressive and rigorous goals require strong performance to earn target payout and extraordinary performance to earn maximum payout.

Pay Mix

Our pay for performance philosophy can be further depicted by the following graph, which represents our total compensation mix. This pay mix exemplifies that the fixed amount of compensation is only 7% for our CEO and, on average, 12% for all NEOs, resulting in approximately 88% of pay being variable for all NEOS. The graph below illustrates the 2020 values contained in the Summary Compensation Table as percentages of total compensation. The values in the “All Other Compensation” column of the Summary Compensation Table have been excluded from this illustration.
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Target Pay Review

Consistent with our compensation philosophy, the Compensation Committee reviewed the target compensation and respective market data of two groups: general industry (GI) and our healthcare industry peer group (HCI). The review of the data indicated that Mr. Neidorff's total target 2020 compensation was appropriate for an experienced, seasoned leader who continues to drive out-performance for our stakeholders. In determining his compensation, the Compensation Committee also recognized Mr. Neidorff's 24 years of experience as a CEO; his ability to grow the revenue of Centene during his tenure from approximately $300 million in 2001 at the Company's initial public offering, to over $100 billion in 2020; and, his execution of transforming the healthcare landscape in the United States.

The following highlights some of the aggressive and rigorous financial goals met in 2020:
•three-year compounded revenue growth of 32%;
•shareholder return of 19% on investment from 2018 - 2020, resulting in a payout below target in our long-term cash incentive plan;
•strong adjusted pre-tax margin and adjusted diluted EPS growth; and
•completion of the acquisition of WellCare in January 2020, creating a $100 billion enterprise.

As shown above, Mr. Neidorff's base pay is only 7% of his total pay mix which indicates the willingness of the Board to only pay when aggressive performance metrics are met. The Board has once again set rigorous growth and financial targets for the 2021-2023 performance cycle.

The HCI peer group and GI peer group are discussed in further detail under Section 3 of the CD&A under the headings "Healthcare Industry Peer Group" and "General Industry Group," respectively.

A similar analysis of peer data sets is performed of the other NEOs' compensation. The Compensation Committee reviews the performance of each individual and aligns compensation based on these results.

Base Salaries
In December 2019, the Compensation Committee evaluated the 2020 base salaries of our NEOs and took into account the Company's 2020 estimated revenue of approximately $100 billion. In 2020, our NEOs' base salaries were compared to competitive market data and the Compensation Committee believed an increase in base salaries was required to reflect the increased size and complexity of the business. The Compensation Committee also recognized the enhanced responsibility of the integration of the WellCare acquisition and made appropriate base salary adjustments effective January 1, 2020 prior to the pandemic.

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The NEOs were paid competitive base salaries determined by the evaluation of multiple factors: business results for the prior year, individual performance, and the market value for each specific job. Since Centene is a pay for performance company, only 7% of the CEO’s compensation is comprised of base salary and, on average, only 12% of the other NEOs' compensation is comprised of base salary.

While reviewing market data to determine appropriate annual base salaries, the Compensation Committee also considers:
•the CEO's compensation recommendations for all other NEOs;
•the scope of responsibility, experience, time in position and individual performance of each officer, including the CEO;
•each executive's leadership performance and potential to enhance long-term stockholder value; and
•internal equity.

Annual Cash Incentive Plan
The Compensation Committee assigned an annual cash incentive plan target opportunity of 150% of base salary for the CEO and 100% of base salary for the other NEOs based on a review of industry data, as discussed in Section 4: Compensation Philosophy. The Compensation Committee rewards NEOs with an annual cash incentive bonus if the Company achieves its Adjusted Diluted EPS objective.

The Adjusted Diluted EPS objective is established during our annual business planning process. The Compensation Committee approved a target level of performance for each administrative, operating, health plan and subsidiary company that represents a meaningful improvement above our 2019 performance. Our annual business plan is developed each year based on a pay for performance mentality with rigorous performance metrics that the Compensation Committee believes are challenging but attainable for our short-term and long-term incentive programs. In addition, the metrics evaluate our business environment and incorporate initiatives and investments during the year that will have not only have a near-term benefit but also are set for longer-term impact on our business.

While the Company continues to execute on their rigorous growth strategy, the Compensation Committee continues to set metrics that reflect a continued focus on increased profitability. As illustrated below, based upon the approved Adjusted Diluted EPS metrics (excluding WellCare), the Compensation Committee has increased these profitability targets for 2020.

	Threshold	Target	Maximum	Actual Results
% of Target	50%	100%	200%
2020	$4.64	$4.74	$4.90	$5.00
2019	$4.08	$4.17	$4.33	$4.42

The Committee assessed how each NEO contributed to achieving this Adjusted Diluted EPS objective and other pre-determined objectives approved by the Compensation Committee at the beginning of the year. For NEOs, the Compensation Committee determined that 70% of the 2020 annual bonus payout would be based on reaching specific EPS targets and 15% would be based on general and administrative expense management. In addition, the Committee also determined that at least 15% of an NEO's target award would be aligned with individual performance objectives based on the following factors:
•Leadership
•Diversified Growth
•Financial Discipline
•Operational Excellence
•Quality
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The Compensation Committee then followed a two-step process to determine the bonus earned for 2020:

1.Achievement of EPS Objective. The Company's 2020 Adjusted Diluted EPS was $5.00 and exceeded the target by $0.26 per share. The Compensation Committee assessed these results as exceptional, along with other leadership measures and the successful integration of WellCare.

In response to the COVID-19 pandemic and the Company's decision to spend additional funding to support our members, providers, and employees, the Compensation Committee exercised negative discretion and capped the annual cash incentive payouts. The Company’s performance would have resulted in higher than target bonus payments for our executives; however, given the ongoing pandemic, management and the Board felt it was important that 2020 bonuses not be increased above target.

2.Evaluation of General and Administrative Expenses. The Compensation Committee assessed the management of general and administrative expenses against the Company's annual business plan.

3.Evaluation of Individual Performance. Based on input from management, the Compensation Committee assessed each NEO's individual performance against pre-determined goals and while goals of the NEOs met or exceeded performance targets, the Compensation Committee believed strongly that 2020 bonuses should be limited to the target payout in light of the pandemic. A summary of each NEO's individual performance, along with their total 2020 Annual Cash Incentive follows.

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Annual Cash Incentive Performance

Name	Individual Performance	2020 Annual Cash Incentive Paid ($)	% of Target Paid
Michael F. Neidorff
•Drove total revenues up 49% to $111 billion and increased Adjusted Diluted EPS to $5.00, an increase of 13% over 2019, while achieving a Return on Equity of 9%, Return on Invested Capital of 5% and Return on Assets of 3% for 2020 and an overall three year average of 10%, 6% and 4%, respectively.
•Completed the successful closing and integration of the acquisition of WellCare, which was announced in March 2019 and closed in early 2020, creating a premier healthcare enterprise focused on government sponsored health care programs covering more than 25 million members in all 50 states.
•In continuing to enhance our people priorities, named to Bloomberg's 2021 Gender-Equality Index, named one of the Best Places to Work by the Human Rights Foundation, and joined the United Nations Global Compact and adopted the Women's Empowerment Principles to Advance Equity.
•Supported the business, as well as its members, providers, and employees, through an effective response to COVID-19 that led the company to a placement of 14th in Forbes Top 100 Corporate Responders rankings.
		$2,700,000	100%
Jeffrey A. Schwaneke	•Exceeded consolidated financial performance targets for 2020, including Total Revenues, Adjusted Diluted EPS, and SG&A Ratio. •Successfully executed the closing and integration of WellCare, including the integration of key finance systems, leading the Company to the achievement of projected cost synergies in 2020. •Reduced the Company's overall leverage by more than 150 basis points prior to new acquisitions in the fourth quarter, and refinanced $4.2 billion of senior notes at Company-low interest rates, leading to significant annual savings.	$925,000	100%
Mark J. Brooks	•Effectively maintained and improved the company's IT infrastructure as the entire organization moved to a work from home disposition and achieved a 98% work from home customer satisfaction rating. •Improved member experience through the implementation of next generation case management software and the successful migration of call center platforms. •Accommodated all new growth, including Marketplace and Medicare expansion, and integration activities by completing all new market plan implementations and expansions timely and within budget, while improving overall systems availability.	$700,000	100%
Brandy L. Burkhalter
•Successfully led the infrastructure builds for both Health Insurance Marketplace expansion into more than 400 additional counties and two new branded states, as well as Medicare expansion into more than 250 additional counties and two new states.
•Achieved all organization synergies and Centene Forward targets for 2020 and placed the Company in a position to deliver significant run rate savings for 2021.
•Enhanced the member and provider experience through the improvement of first call resolution rates and established an operational discipline around reducing claims rework, leading to 2020 rework rates that were approximately 20% lower than historical averages.
		$825,045	100%
Jesse N. Hunter	•Led and executed multiple M&A transactions consistent with our strategy and investment criteria in 2020, including the closing of WellCare for $19.6 billion, the related divestiture of three subsidiaries, and the acquisitions of Apixio and PANTHERx in the fourth quarter. •Launched the Company's 2025 strategic plan, which aims to continue expansion into the next generation of healthcare, while further enhancing the service provided to members, providers, and communities. •Successfully executed multiple innovation programs, including SPARK and rural health transformation.	$785,000	100%
Kenneth A. Burdick	•Advanced the effective integration of WellCare, helping bring the benefits of the strategic combination to our members, communities, employees, and shareholders. •Provided oversight and guidance that helped optimize the performance of the Medicare Advantage product and position the Company for significant product growth in 2021. •Maintained health plan oversight for the Company's growing portfolio, which added more than 30 products in 12 markets and expanded prescription drug coverage to all 50 states during 2020.	$2,100,000	100%

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Long-Term Incentive Awards
The Compensation Committee granted long-term incentives to our NEOs in December 2020 based on a review of industry data, as follows:
•Performance-based Restricted Stock Units (PSUs) (60% of full value shares granted) - The target metrics for the 2021 - 2023 performance period are pre-tax margin (60% weight) and compound annual revenue growth (40% weight). Threshold, target and maximum metric achievement will result in 50%, 100% or 200% attainment of each metric, respectively. If earned, PSUs will vest in February 2024.
•Service-based Restricted Stock Units (RSUs) (40% of full value shares granted) - One-third vest annually based on service to the Company.
•Stock Options for Chairman, President & CEO - One-third vest annually based on service to the Company.

In order to more closely align the interests of Mr. Neidorff and our stockholders, the Compensation Committee made the decision to use stock option grants in our CEO’s equity-based pay. We view stock options as inherently performance-based, requiring the management team to drive stock price appreciation in excess of the exercise price before the expiration date, or else the realized value of these stock options will be $0. We also view stock options as easy to understand and as long-term focused.

Our committee strongly believes that stock options encourage retention through the vesting period and incentivize performance since the options only have value to the extent the market value of our stock increases. Under the leadership of Mr. Neidorff, Centene has meaningfully outperformed its peers and the broader market on total stockholder return, and we believe that by granting stock options, this will ensure the long-term success of Centene and our stockholders.

As we continue to look for ways to modify our compensation structures to more closely align with stockholder interests, we expect to introduce this structure to our other NEOs beginning with the December 2021 annual equity grants.

•Cash Long-term Incentive Plan (Cash LTIP) - The target metrics for the 2021 - 2023 performance period are pre-tax margin (30% weight), compound annual revenue growth (20% weight), as well as a relative Total Shareholder Return objective (50% weight). Threshold, target and maximum metric achievement will result in 50%, 100% or 200% attainment of each metric, respectively.

The Compensation Committee continues to focus on these key metrics (revenue growth, pre-tax margins and TSR) as they reflect our commitment to top and bottom line growth, as well as, shareholder return. The Compensation Committee has the discretion to evaluate the metrics on an "as adjusted" basis, and exclude certain one-time acquisition related transaction costs, the impact of the health insurer fee moratorium, impairments, and debt extinguishment costs in evaluating the pre-tax margin metric criteria, to align the Company's performance in a manner that is consistent with how we believe investors evaluate our financial results.
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2018-2020 Performance-Based Restricted Stock Unit Award Results
In December 2017, the Compensation Committee established the following metrics, targets and weights for the 2018 - 2020 Performance-Based restricted stock awards. The Company met or exceeded both targets as shown below with a total percentage earned at 152.0% of the target:

	Metric Criteria			Weight	2018 - 2020 Actual	Metric Payout of Target	Weighted Payout
	Threshold	Target	Maximum
Pre-tax Margin (As Adjusted)	2.75%	3.25%	4.25%	60%	3.45%	120%	72.0%
Compound Annual Revenue Growth Rate	7.5%	10.0%	15.0%	40%	23.3%	200%	80.0%
				100%			152.0%

The amounts earned by each NEO at 152.0% are reflected in the table below:

Name	Target	Vested Shares
Michael F. Neidorff	192,000	291,840
Jeffrey A. Schwaneke	36,000	54,720
Mark J. Brooks	17,760	26,995
Brandy L. Burkhalter	14,400	21,888
Jesse N. Hunter	25,200	38,304
Kenneth A. Burdick [1]	—	—
1 Mr. Burdick did not have a payout under this performance cycle as he did not join the Company until 2020.

2018-2020 Cash Long-Term Incentive Plan Award Results

In December 2017, the Compensation Committee established the following metrics, targets and weights for the 2018 - 2020 Cash LTIP. The Company exceeded targets for both Pre-tax Margin (As Adjusted) and Compound Annual Revenue Growth but was below target for Relative Total Shareholder Return as shown below resulting in a total percentage earned at 91.8% of the target:

	Metric Criteria			Weight	2018 - 2020 Actual	Metric Payout of Target	Weighted Payout
	Threshold	Target	Maximum
Pre-tax Margin (As Adjusted)	2.75%	3.25%	4.25%	30%	3.45%	120.0%	36.0%
Compound Annual Revenue Growth Rate	7.5%	10.0%	15.0%	20%	23.3%	200.0%	40.0%
HCI Peer Group Relative Total Shareholder Return Percentile Rank	25th	50th	90th	50%	27th	31.6%	15.8%
				100%			91.8%

The amounts earned by each NEO at 91.8% are reflected in the table below:

Name	Target ($)	Payout ($)
Michael F. Neidorff	$2,250,000	$2,065,500
Jeffrey A. Schwaneke	725,000	665,550
Mark J. Brooks	500,000	459,000
Brandy L. Burkhalter	475,000	436,050
Jesse N. Hunter	675,000	619,650
Kenneth A. Burdick[1]	—	—
1 Mr. Burdick did not have a payout under this performance cycle as he did not join the Company until 2020.

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SECTION 4 - Compensation Philosophy

The following principles guide the Company's compensation philosophy:
•Pay for Performance - Our overall compensation philosophy is to pay for performance. Executive compensation is directly linked to performance and the achievement of both Company and individual goals. Superior performance and the achievement of goals results in higher compensation.
•Create Long-Term Stockholder Value - Both performance-based and service-based stock and cash awards with meaningful retention requirements are used to encourage sustained stockholder value creation.
•Foster a Culture of Risk Management and Compliance - A portion of NEO compensation is based on meeting individual goals that align with our corporate mission statement and promote a culture of compliance with rules, regulations and the Company's vision and values and rewarding those who mitigate business risks.
•Attract and Retain Top Executive Talent - We offer competitive pay to attract, motivate and retain industry executives with the skills and experience to drive superior long-term Company performance in a high growth company.
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Overview of Compensation Best Practices
The Compensation Committee establishes and administers the executive compensation philosophy and program and assists the Board of Directors in the development and oversight of all aspects of executive compensation. Presented in the table below are highlights of our compensation practices:

What We Do

✓	Pay for Performance A significant portion of our NEOs' compensation is tied to performance with clearly articulated financial and performance goals.	✓	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and we conduct broad risk assessments.

✓	Competitive Compensation Each component of the NEOs' annual total direct compensation is generally targeted around the 50th percentile for the General Industry peer group.	✓
Stock Ownership Requirements We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO’s requirement is 5x annual base pay; other NEOs’ requirements are 2.5x annual base pay.

✓	Long-Term Incentive Awards reward continuous performance on multiple metrics and vest at the end of three-year period.	✓	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.

✓	Formula Based Annual Incentive Plan Awards under the Annual Cash Incentive plan are formula based.	✓	Independent Compensation Consultant The Compensation Committee retains an independent compensation consultant to advise the committee on executive compensation matters.

✓	Tally Sheets Tally sheets and wealth accumulation analyses for each NEO are reviewed annually before making compensation decisions.

What We Don't Do

X
Excessive Risk-Taking in Our Compensation Programs The long-term incentive plans use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.
		X	No Hedging or Pledging Directors and executives are prohibited from hedging, pledging or engaging in any derivatives trading with respect to Company stock.

X	No Tax Gross-ups There are no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change of control related termination.	X
No Backdating or Repricing of Stock Options Stock options are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

X	No Single-Trigger Employment Agreements Any cash payments in executive employment agreements are subject to a "double-trigger" change in control condition.	X	No Single-Trigger Stock Grants Beginning with our December 2020 grants, equity compensation awards are subject to a "double-trigger" change in control condition.
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Competitive Pay Philosophy
Centene must leverage its compensation and benefit programs to attract the best talent to compete and achieve aggressive operating objectives. Therefore, Centene views both private equity firms and competitors with larger market capitalization as significant competition for talent. Centene also recognizes that our Company is a source for these firms and competitors to recruit talent if the appropriate compensation programs are not in place at Centene.

For the components of target total compensation, the Compensation Committee's competitive objectives are for:
•base salaries to approximate the 50th percentile of similarly-sized organizations, based on revenues. The 50th percentile will be targeted in most instances; however, up to the 75th percentile or higher may be considered when retaining key employees and recruiting talent from significantly larger companies and private equity firms or when the experience of the executive dictates a higher base salary;
•annual bonus targets to approximate the 50th percentile of similarly-sized organizations; and
•long-term incentive targets to approximate the 50th percentile of similarly-sized organizations.

The goal of these objectives is that based on individual performance, actual total compensation will fall at the 50th percentile of total market based compensation for the GI peer group for expected performance and between the 50th and 75th percentile based on extraordinary performance. Exceptions are sometimes made when an individual's experience and impact warrant it, as is the case for our CEO.

In order to achieve these objectives, the Compensation Committee establishes target, market-based total compensation levels (e.g., base salary, annual bonus target and long-term incentives) from market data from two different peer groups.

A. Healthcare Industry Peer Group
Using the Standard and Poor's Global Industry Classification System (GICS) codes and other relevant industry parameters, Exequity, LLP analyzed the managed care industry and determined there are four key segments in the industry:
•Managed Healthcare Companies;
•Healthcare Services;
•Healthcare Distributors; and
•Healthcare Facilities.
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Based on further review by Exequity, LLP, the following companies were included in the Company's Healthcare Industry Managed Care Peer Group for use in determining compensation for NEOs in 2020:

MANAGED HEALTH CARE	HEALTHCARE SERVICES
Direct Competitors	CVS Health Corporation
Anthem, Inc.	Davita Healthcare Partners, Inc.
Cigna Corporation
Humana, Inc.	HEALTHCARE DISTRIBUTORS
Molina Healthcare, Inc.	AmerisourceBergen Corporation
UnitedHealth Group, Inc.	Cardinal Health, Inc.
WellCare Health Plans, Inc. (acquired by Centene January 23, 2020)	McKesson Corporation

HEALTHCARE FACILITIES
Community Health Systems, Inc.
HCA Holdings, Inc.
Tenet Healthcare Corp.

B. General Industry Group
Since there is a market for executive talent both within and outside our industry, we also benchmark against the general industry. Therefore, the market data the Compensation Committee utilizes includes not only the managed healthcare industry peer group of 14 companies, but also a general industry peer group of approximately 400 companies derived from the Willis Towers Watson's Compensation Database.

Benchmarking Methodology
The Compensation Committee engaged Exequity, LLP, to gather, analyze and summarize the market data from the Willis Towers Watson Executive Compensation Database for the CEO and the other five NEOs.

For this analysis, which is utilized in determining December equity grant awards and compensation for the forthcoming year, including base salaries, annual cash incentive targets and cash LTIP targets, we size adjust the general industry peer data to be in line with our forecasted revenues for the upcoming year.

All elements of compensation are valued and reviewed in evaluating the relative competitiveness of our compensation practices against both market data and the Compensation Committee's competitive objectives. In addition, the Compensation Committee annually reviews a tally sheet for each NEO, which includes the current value of all outstanding equity-based awards, benefits and perquisites. The Compensation Committee uses the tally sheets to analyze each NEO's base salary, annual incentive target and long-term incentive opportunity in relation to the market and each component of compensation as a percentage of total compensation to determine if there is any risk of retention of key executives.

2021 Annual Cash Incentive
The Compensation Committee rewards NEOs with an annual cash incentive bonus for achieving the Company's EPS objective. Annually, the Committee assesses how each NEO contributed to achieving the EPS objective and other pre-determined objectives approved by the Compensation Committee.
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As mentioned in Section 3, the Adjusted Diluted EPS objective is established during our annual business planning process. The Compensation Committee approves a target level of performance for each administrative, operating, health plan and subsidiary company that represents a meaningful improvement year over year. Our annual business plan is developed each year based on a pay for performance mentality with rigorous performance metrics at target that the Compensation Committee believes are challenging but attainable for our short-term and long-term incentive programs and stretch goals to reach to pay above target. For 2021, the company must first meet its Adjusted EPS threshold before any bonuses are paid out. For NEO's, the variability in annual cash incentives can be defined as follows:

A. Must meet Adjusted EPS Objective (Funding of Bonus)

	Metric Criteria
	Threshold	Target	Maximum
% of Target	50%	100%	200.0%

If the Company does not meet its threshold performance, no payments are made. In prior years, when the Company did not reach its threshold EPS objective, no annual bonuses were paid.

B. Allocation of Bonus Payout for 2021

Metric	Weight
Adjusted EPS	35%
Business Goals	50%
Leadership, Diversified Growth, Financial Discipline, Operational Excellence Quality
General & Administrative Expense management	15%
100%

The Compensation Committee will assess and evaluate how each NEO contributed to achieving this Adjusted Diluted EPS objective and the other pre-determined objectives stated above.

Individual awards under our bonus plan are approved by the Compensation Committee based primarily upon:
•business performance versus our business plan;
•the effectiveness of each executive's leadership performance and potential to enhance long-term stockholder value;
•targeted bonus amounts, which are based upon market data; and
•the recommendation of the Chief Executive Officer (for all NEOs other than the CEO).

Overall, 35% of each award is aligned with the Adjusted Diluted EPS target, 50% is aligned with specific goals of each NEO and the remaining 15% of each award is aligned with meeting specific G&A metrics for the year.
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Annual Cash Incentive Award
Target Incentive Opportunity				Performance

Base Salary	x	Individual Target Award %	x	Adjusted Diluted EPS Performance Pool Range: 0% to 200%	+	Business Objectives, Budget Controls and Individual Objectives Pool Range: 0% to 200%	=
(Maximum Pool @ 200% of Target)
				Multiplied by 35% Weight		Multiplied by 65% Weight

In 2021, we will continue to focus on long-term shareholder value through meeting our financial metrics and continue to emphasize the following factors in meeting our goals:
•compliance & quality;
•people, talent & leadership;
•diversified growth - domestic and international;
•financial discipline with a focus on meeting specific margin improvement targets; and,
•operational excellence including successful integrations of acquisitions.

As part of our Quality objectives, we have goals that are tied to key metrics such as:
•Centers for Medicare & Medicaid Services (CMS) Star ratings;
•National Committee for Quality Assurance (NCQA) accreditation;
•Healthcare Effectiveness Data and Information Set (HEDIS) measures; and,
•Consumer Assessment of Healthcare Providers and Systems (CAHPS) survey results.

2021-2023 Long-Term Incentives
Our long-term incentive compensation is designed to attract and retain key executives, build an integrated management team, reward for innovation and appropriate risk-taking, balance short-term planning with long-term successes and align executive and stockholder interests. TSR, revenue growth, and pre-tax operating margin targets and comparison to competitive market practices are all used by the Compensation Committee in determining long-term incentives.

These long-term incentives take the form of the following:
•PSUs (60% of Stock Granted) that are based on meeting pre-determined performance targets (pre-tax margin and revenue growth), vest at the end of the three-year performance period.
◦Chairman, President & CEO - 150% of Annual Base Salary
◦Other NEOs - 100% of Annual Base Salary
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	Metric Criteria			Weight
	Threshold	Target	Maximum
Pre-tax Margin (As Adjusted)	*	*	*	60%
Compound Annual Revenue Growth Rate	*	*	*	40%
				100%
*While we consider the disclosure of the 2021-2023 metrics proprietary and have excluded them from the table above, the Compensation Committee increased the Pre-Tax Margin (As Adjusted) target from the previous years cycle (2020-2022), recognizing the continuing effort to improve the business.
•RSUs (40% of Stock Granted) that vest over three years.
•Cash LTIP that is based on meeting three-year relative TSR, pre-tax margin and revenue growth metrics.
◦Chairman, President & CEO - 150% of Annual Base Salary
◦Other NEOs - 100% of Annual Base Salary

	Metric Criteria			Weight	Metric Payout of Target
	Threshold	Target	Maximum
Pre-tax Margin (As Adjusted)	*	*	*	30%	0%-200%
Compound Annual Revenue Growth Rate	*	*	*	20%	0%-200%
HCI Peer Group Relative Total Shareholder Return Percentile Rank	25th	50th	90th	50%	0%-200%
				100%
* While we consider the disclosure of the 2021-2023 metrics proprietary and have excluded them from the table above, the Compensation Committee increased the Pre-Tax Margin (As Adjusted) target from the previous years cycle (2020-2022), recognizing the continuing effort to improve the business.

The Compensation Committee utilizes the Cash LTIP to complement the stock incentive plan, manage dilution and supplement the number of shares available under the Company's stock incentive plan.
•Stock Options which are granted currently to our Chairman, President & CEO on a limited basis and generally vest over three years. As we continue to look for ways to modify our compensation structures to more closely align with stockholder interests, we expect to introduce this structure to our other NEOs beginning with the December 2021 annual equity grants.

Our Compensation Committee considers options as inherently performance-based, requiring the management team to drive stock price appreciation in excess of the exercise price before the expiration date, or else the realized value of these stock options will be $0. They also believe that it emphasizes our team's view that Centene continues to be a growth stock.

The Compensation Committee strongly believes that stock options encourage retention through the vesting period and incentivize performance since the options only have value to the extent the market value of our stock increases We also view stock options as easy to understand and as long-term focused, Centene has meaningfully outperformed its peers and the broader market on total stockholder return, and we believe that by granting stock options, this will ensure the long-term success of Centene and our stockholders.

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Long-term incentives are provided both through equity (PSUs at 60% and RSUs at 40%) and cash, while ensuring that the maximum number of shares of common stock granted in any calendar year (excluding shares granted in connection with an acquisition) does not exceed a level associated with competitive practice. Excluding acquisitions, the Company does not annually grant equity compensation exceeding 2% of the outstanding shares of the Company. In recent years, the equity grants have averaged at approximately 0.8% of outstanding shares. Most recently, our run rate has trended around 0.7%. Due to the growth of the Company, the competitive nature of our business and the necessity of retaining key management level employees, equity grants can be awarded to levels below senior executives. For NEOs, PSUs and RSUs are normally granted at the annual December Compensation Committee meeting, but may also be approved at other times for a promotion, extraordinary performance, a newly hired executive or as determined by the Compensation Committee.

Comments about Performance Targets

As mentioned previously, the Compensation Committee sets performance targets at levels it believes to be rigorous and challenging. The performance criteria may include any of the metrics identified in the plan document. We believe the specific performance metrics related to the PSUs and the Cash LTIP plans and the range of awards related to the achievement of such measures are reflective of our overall business strategy and constitute confidential information. We believe disclosing such information would cause us competitive harm. The Compensation Committee may determine that the performance parameters used to measure the appropriate payout include or exclude items which are deemed extraordinary. These items include, but are not limited to, those stated in the plan document.

Other Benefits
We provide our NEOs with a defined contribution 401(k) retirement program, which is the same program that is generally provided to all our employees. We also provide our NEOs with a non-qualified deferred compensation plan to make up for matching contributions that are capped by compensation limits imposed on qualified retirement plans under the Internal Revenue Code. We do not provide our NEOs with a defined benefit retirement program. We also do not provide retiree medical coverage to our NEOs, with the exception of Mr. Neidorff, as specified in his employment agreement.

With respect to most other benefits, the benefits provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees. We require all NEOs to have their tax returns prepared or reviewed by an independent certified public accounting firm. Due to this requirement, costs related to these services are paid by the Company. In addition, each NEO has the option to use a financial advisor for fees that do not exceed $15,000 annually, in total, for both tax preparation and financial advisement. These costs are also fully taxable to them and are not grossed up to cover any personal income tax liability. Additionally, other benefits can include relocation, premiums for life insurance benefits and Company entertainment event tickets

The Board of Directors believes that additional security is required for the position of Chairman, President and CEO and other NEOs. Pursuant to a policy implemented by our Board, Mr. Neidorff is required to use Company-provided aircraft for all air travel. We also have an aircraft time sharing agreements with our NEOs that permits them to reimburse us for incremental costs when they use the aircraft for personal travel. In addition, we provide home security services to our NEOs. The personal use of Company provided aircraft and home security services are fully taxable to our NEOs and are not grossed up to cover any personal income tax liability.
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SECTION 5 - Other Compensation Policies and Information

Stock Ownership Guidelines
We utilize stock ownership guidelines for our NEOs, corporate officers and Board. We believe that ownership of our stock helps align the interests of our executives and stockholders, and encourages executives to act in a manner that is expected to increase stockholder value. The stock ownership guidelines for our officers are as follows:

Minimum Ownership Requirement as a Multiple of Base Salary
Chairman, President and Chief Executive Officer	5x
Executive Vice Presidents	2.5x
Senior Vice Presidents	2x
Market & Specialty Company Presidents & other Corporate Executives	1x

The Compensation Committee annually reviews the stock ownership levels of the Board and all officers. Future stock awards take into consideration the executive's level of attainment of the suggested stock ownership amount. The Compensation Committee may elect to award the annual incentive to an executive in stock instead of cash if the suggested stock ownership amount is not achieved.

Officers who fail to achieve these ownership levels may not be eligible to receive any stock-based awards until they achieve their required ownership level. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), unvested RSUs, shares owned in a self-directed IRA, “phantom shares” held in the deferred compensation plan and certain shares owned or held for the benefit of a spouse or minor children are counted toward the guidelines. Options and unearned PSUs are not counted toward the ownership guidelines.

The Board has established a policy requiring executive officers to retain ownership of the shares received from the vesting or payout of any RSU award granted under our stock incentive plan (net of any shares used to satisfy tax obligations) for one year following such vesting or payout. An executive may substitute the tax basis of the shares under restriction for other shares held outright.

As of the close of the last fiscal year and the date of this report, all NEOs subject to the ownership guidelines are in compliance with the guidelines. At $60.03 per share (the December 31, 2020 closing stock price), our executive officers held Company stock as of a multiple of their 2020 base salaries as follows:

Name	Minimum Ownership Requirement as a Multiple of Base Salary	Ownership as a Multiple of 2020 Base Salary
Michael F. Neidorff	5x	226x
Jeffrey A. Schwaneke	2.5x	19.5x
Mark J. Brooks	2.5x	10.6x
Brandy L. Burkhalter	2.5x	17.7x
Jesse N. Hunter	2.5x	31.3x
Kenneth A. Burdick	2.5x	31.1x

Beginning in 2020, our stock ownership guidelines for members of our Board require them to own 7.5 times the annual cash retainer within five years of being appointed to the Board. As of December 31, 2020, all directors were in compliance with this requirement.
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Hedging and Pledging Policies
The Board maintains the Company's insider trading policy, which prohibits pledging of shares by executive officers and members of the Board. Our insider trading policy also prohibits members of the Board and any employees from engaging in short-term or speculative transactions involving our securities. Our insider trading policy provides that members of the Board and employees may not engage in short sales of our securities, including short sales "against the box," or purchase sales of puts or calls for speculative purposes. As of February 26, 2021, all executive officers and directors were in compliance with these policies.

Risk Disclosure
The Compensation Committee is aware of the consequences to companies that have not appropriately balanced risk and rewards in executive compensation. The Compensation Committee believes that the emphasis on long-term performance in the stock incentive plan and the Cash LTIP results in an overall compensation program that does not encourage or reward excessive risk-taking for the Company. Risk is further limited by the ownership guidelines mentioned previously and a clawback provision that provides that any cash bonuses that are paid from the annual incentive plan, Cash LTIP or vesting of PSUs that are a result of material financial impropriety (as defined by the Audit Committee of the Board), including but not limited to financial restatements due to these improprieties, may result in any officers becoming obligated to pay back the amount to the Company.

The Company's compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. A recent review of the Company's compensation programs by Exequity, LLP did not identify any programs that unduly incentivize employees to take any excessive risks.

Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions

CEO Employment Agreement
Michael F. Neidorff serves as Chairman of our Board, President and CEO pursuant to an employment agreement dated November 8, 2004 (as subsequently amended). Under this agreement, we paid Mr. Neidorff a 2020 annual salary of $1.8 million and will pay Mr. Neidorff a 2021 annual salary of $1.8 million, which is subject to an annual review by our Board. Mr. Neidorff is eligible for a target annual incentive of 150% of base salary. The agreement also awarded Mr. Neidorff 4,000,000 RSUs as of November 8, 2004. The RSUs and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff's employment or (b) the date that is six months after Mr. Neidorff's “separation of service” as defined in the Code. Mr. Neidorff shall continue to vest in all of his outstanding long-term incentive awards while he serves as Chairman of the Board, regardless of whether he is serving as Executive Chairman or Non-Executive Chairman, and shall fully vest in any outstanding long-term incentives (subject to any performance measures to be determined at the end of the applicable performance period) upon his ultimate termination from the Board. Upon a change in control or change in control and termination, depending on the award agreement, any existing equity awards held by Mr. Neidorff will vest in full.

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In February 2019, the Board and Mr. Neidorff agreed to extend his contract beyond the previous termination date to ensure continuity in the business and provide strategic perspective to continue long-term growth and margin improvement that will continue to result in long-term stockholder value. The Board also firmly believes that Mr. Neidorff's superior leadership is required for an additional period of time as Executive Chair in order to guide the Company through a turbulent and unknown regulatory environment, while at the same time, providing for an orderly transition of leadership as he will move from day-to-day activities into a more strategic and governmental affairs role. The amendment provides that Mr. Neidorff will continue to serve as Chairman and CEO until the 2023 Annual Meeting of Stockholders, and continue serving as Executive Chairman until the 2024 Annual Meeting of Stockholders. Effective with the 2024 Annual Meeting of Stockholders, or other mutually agreed to date, Mr. Neidorff will become Non-Executive Chairman of the Board. Mr. Neidorff did not receive any incremental cash or equity-based compensation for extending his contract. However, in connection with his expected continued involvement with strategic initiatives, community relations and government affairs while with the Company as Executive Chairman and for five years thereafter, he will continue to be subject to the Company’s security policy requiring him to use Company-provided aircraft for all air travel, as well as the same security measures currently applicable to Mr. Neidorff as CEO. In addition, for the remainder of his life, Mr. Neidorff will continue to have an office at the Company’s headquarters and use of one full-time administrative assistant. Mr. Neidorff will also have use of an additional part-time administrative assistant through December 31, 2024.

In addition, Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff's employment may be terminated by the Company for cause or permanent disability, or by Mr. Neidorff for good reason (as defined in the employment agreement). If Mr. Neidorff is terminated by the Company without cause or if he terminates for good reason prior to the 2023 Stockholders' Meeting, he is entitled to receive salary continuation equivalent to six months of his salary plus the maximum amount he could have earned as a target bonus for the year of termination if all goals and targets were achieved, lifetime medical insurance for him and his spouse, lifetime life insurance coverage, full acceleration of any unvested stock options or other equity awards, subject to any performance measures to be determined at the end of the applicable performance period. The health and welfare benefits that Mr. Neidorff or his spouse would be entitled to, if he is terminated without cause or for good reason, were commitments made in his original employment agreement in 2004.

Offer Letter Agreement
Kenneth A. Burdick served as Executive Vice President, Markets & Products pursuant to the WellCare acquisition and an offer letter agreement dated May 30, 2019 (as subsequently amended in a transition of services agreement). Under this agreement, we paid Mr. Burdick an annual base salary of $1,400,000. Mr. Burdick was eligible for a target annual incentive of 150% of base salary. On the closing date, Mr. Burdick was granted time-based restricted stock units with a grant date fair market value equal to $4,400,000. Mr. Burdick was eligible for annual grants of equity under the terms of the 2012 Stock Incentive Plan with a target amount of annual grant equal to $7,000,000 and with terms and conditions no less favorable than those provided to similar level Centene executives. Under the terms of the transition services agreement, Mr. Burdick's employment with the Company ceased upon Mr. Burdick's retirement, effective as of the first anniversary of the WellCare acquisition date.

Severance and Change in Control Agreements
Jeffrey A. Schwaneke, Mark J. Brooks, Brandy L. Burkhalter, and Jesse N. Hunter serve as executive officers pursuant to executive severance and change in control agreements (the agreements, as amended), and their 2021 annual salaries are $950,000, $725,000, $850,000, and $830,000, respectively.

The agreements generally provide that, if within 24 months following a change in control (as defined in the agreements), the executive's employment is terminated by the Company other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), the executive will receive a lump sum cash payment equal to the sum of (1) an amount equal to 24 months of salary, (b) the average of the executive's last two annual bonuses multiplied by two, and (c) a prorated annual bonus for the year in which the termination occurs. The executive will also receive 18 months of medical coverage,
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and all existing equity awards will vest in full at the time of a change in control or change in control and termination depending on the award agreement.

The agreements also generally provide that, if an executive's employment is terminated by the Company other than for cause (absent a change in control), the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage and 12 months of continued vesting of the executive's existing equity awards. The terms of the agreements do not include tax gross-up benefits for excise taxes payable upon a change in control.

Under the terms of any new executive severance and change in control agreement and Mr. Neidorff's amended employment agreement, if any parts or amounts payable under the agreement are deemed to be “excess parachute payments” within the meaning of Section 280G of the Code or similar provision, the amount shall be reduced to the extent necessary so that no amounts paid shall be deemed excess parachute payments or, if the net benefit is greater, no reduction will be made, but the executive will be required to pay any additional taxes.

In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, unless the termination was due to a change in control as defined in the agreement.

The Board has determined that it is in the best interests of the Company and our stockholders to ensure that we will have the continued dedication of the executive, notwithstanding the possibility, threat, or occurrence of a change in control. The Board believes it is imperative to diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a pending or threatened change in control, to encourage the executive's full attention and dedication to the Company, and to provide the executive with compensation and benefits arrangements upon a change in control which (i) will satisfy the executive's compensation and benefits expectations and (ii) are competitive with those of other major corporations.

Retirement Provisions
For all employees, Company stock awards include a qualified retirement definition. Employees who are at least 55 years of age and have 10 years of employment at the time of retirement are eligible for the following:
•A pro-rated number of PSUs vesting at the end of the performance period, based on the amount of time employed during the performance period and actual performance outcomes.
•A one-year acceleration of vesting of RSUs for individuals who are retirement eligible. RSU's for the Company's executive officers are not accelerated, but will have a one-year continuation of vesting upon a qualified retirement.

Currently, none of our NEOs are eligible for retirement benefits with the exception of Mr. Neidorff, through the provisions of his employment agreement.

Deductibility of Executive Compensation
Section 162(m)(6), which was enacted as part of the Patient Protection and Affordable Care Act, amended the Code to limit the amount that certain healthcare insurers and providers, including the Company, may deduct for compensation to any employee in excess of $500,000 for a tax year beginning after December 31, 2012. This legislation does not create any exceptions for performance-based compensation and is not otherwise impacted by the adoption of the Tax Cuts and Jobs Act enacted on December 22, 2017. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees. We were subject to the limitation in 2020.
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Equity Compensation Plan Information

The following table provides information as of December 31, 2020, about the securities authorized for issuance under our equity compensation plans, consisting of our, 2012 Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

Plan Category[1]	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	4,845,468	$58.35	10,889,308
Equity compensation plans not approved by stockholders[2]	1,307,249	—	9,781,184
Total	6,152,717	$58.35	20,670,492
[1] Does not include 1,993,835 shares of common stock issuable pursuant to outstanding restricted stock units granted under the WellCare 2019 Incentive Compensation Plan and the WellCare 2013 Incentive Compensation Plan (collectively, the WellCare Plan), which were assumed by the Company in connection with the acquisition on January 23, 2020.

[2] Pursuant to 303A of the NYSE Listed Company Manual, consists of shares of common stock that the Company may grant under the 2012 Stock Incentive Plan that were available for grant under the WellCare Plan at the time the Company acquired WellCare. Shares assumed by Centene from the WellCare Plan are available only for awards to legacy WellCare employees and employees joining the Company after January 23, 2020. Remaining shares available for future issuance will be terminated upon the approval of the Amendment to the 2012 Stock Incentive Plan, As Amended. To the extent shares are granted from the WellCare pool between December 31, 2020 and the date the Amendment is approved, the number of additional shares requested in connection with the Amendment will be reduced by the number of shares granted.

The number of securities in column (a) includes 227,500 options with a weighted-average remaining life of 9.4 years and 5,925,217 shares of restricted stock and restricted stock units.

The number of securities in column (c) includes 5,070,612 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

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Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018. Additional descriptions of each component of compensation for our NEOs are included elsewhere in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name & Principal Position	Year	Salary ($)	Stock Awards			Option Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	All Other Compensation ($)		Total ($)
			Performance Based	Service Based ($)	Total ($) [1]
Michael F. Neidorff	2020	$1,800,000	$8,959,500	$5,973,000	$14,932,500	$2,941,500	$4,765,500	$517,277	3	$24,956,777
Chairman, President and Chief Executive Officer	2019	1,500,000	10,199,968	6,800,019	16,999,987	380,360	7,065,000	493,078		26,438,425
	2018	1,500,000	10,200,784	6,800,478	17,001,262	—	7,039,800	581,352		26,122,414
Jeffrey A. Schwaneke	2020	925,000	3,225,420	2,150,280	5,375,700	—	1,590,550	115,463	4	8,006,713
Executive Vice President, Chief Financial Officer	2019	860,000	3,550,200	2,366,800	5,917,000	—	2,489,500	167,784		9,434,284
	2018	800,000	3,973,800	2,649,200	6,623,000	—	2,446,600	91,354		9,960,954
Mark Brooks	2020	700,000	895,950	1,508,300	2,404,250	—	1,159,000	79,667	4	4,342,917
Executive Vice President , Chief Information Officer	2019	600,000	1,420,080	946,720	2,366,800	—	1,346,500	96,705		4,410,005
	2018	550,000	1,271,616	847,744	2,119,360	—	1,317,475	48,837		4,035,672
Brandy L. Burkhalter	2020	825,000	2,867,040	2,822,360	5,689,400	—	1,261,095	31,618	4	7,807,113
Executive Vice President, Chief Operating Officer	2019	750,000	3,550,200	2,366,800	5,917,000	—	1,893,000	77,416		8,637,416
	2018	675,000	2,384,280	2,532,720	4,917,000	—	1,934,950	46,288		7,573,238
Jesse N. Hunter	2020	785,000	3,225,420	2,150,280	5,375,700	—	1,404,650	114,052	4	7,679,402
Executive Vice President and Chief Strategy Officer	2019	750,000	1,775,100	1,183,400	2,958,500	—	2,271,000	139,469		6,118,969
	2018	725,000	1,920,048	1,280,032	3,200,080	—	2,138,930	100,134		6,164,144
Kenneth A. Burdick	2020	1,400,000	4,199,979	7,200,004	11,399,983	—	2,100,000	142,243	4	15,042,226
Former Executive Vice President, Markets & Products

1	The amounts reported as Stock Awards and Option Awards for Mr. Neidorff, Mr. Schwaneke, Mr. Brooks, Ms. Burkhalter, Mr. Hunter and Mr. Burdick reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan in accordance with ASC 718. Note 15 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2020, describes the assumptions used to determine the grant date fair value for overall Company equity awards. Performance-based units are disclosed at target value.

There can be no assurance that the grant date fair value of stock awards will ever be realized. Stock awards granted in January, March and December 2020, and December 2019, and 2018 to the NEOs consisted of performance-based awards and service-based awards. Performance-based stock awards have a maximum payout of 200%. If the maximum performance metrics are achieved, the grant date fair value of the performance awards would be $17,909,000 for Mr. Neidorff, $6,450,840 for Mr. Schwaneke, $1,791,900 for Mr. Brooks, $5,734,080 for Ms. Burkhalter, $6,450,840 for Mr. Hunter, and $9,463,024 for Mr. Burdick. The Summary Compensation Table reflects the probable amount of shares to be earned under the performance condition.
2	The amounts shown in the Non-Equity Incentive Plan Compensation column include both the annual cash incentive and the Cash LTIP award payouts.
3	All other compensation for Mr. Neidorff includes $101,819 of personal use of Company provided aircraft. Pursuant to the policy established by our Board, our Chairman and CEO is required to use Company provided aircraft for all travel, a taxable benefit to Mr. Neidorff pursuant to the applicable Internal Revenue Service regulations. For flights on corporate aircraft, the cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service and excludes any timeshare payments by the executive. This charge reflects the operating and periodic maintenance costs of the aircraft, crew travel expenses and other miscellaneous costs. We have an aircraft time sharing agreement with Mr. Neidorff under which he is permitted to reimburse us for the incremental costs of his personal use of corporate aircraft consistent with FAA regulations. The other amounts in other compensation for Mr. Neidorff include $146,500 in life insurance benefits, $153,450 in nonqualified deferred compensation match, $76,218 in security services, tax preparation and financial advisor fees, Company entertainment event tickets, life insurance benefits and 401(k) match.
4	All other compensation includes 401(k) match, tax preparation and financial advisor fees, security services, life insurance benefits, Company entertainment event tickets. All other compensation also includes non-qualified deferred compensation match of $62,700, $42,450, and $53,100 for Mr. Schwaneke, Mr. Brooks and Mr. Hunter, respectively. Mr. Burdick's other compensation also includes $87,928 in relocation expenses and $45,715 for payment related to accrued vacation. Mr. Schwaneke and Mr. Hunter's other compensation also includes personal use of Company provided aircraft, valued as described in footnote 3.

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Grants of Plan-Based Awards Table

The following table provides information on 2020 grants of performance and service-based restricted stock units under the 2012 Stock Incentive Plan, as well as 2020 cash-based grants under the Cash LTIP and Annual Cash Incentive Plan to each of our NEOs. The grant date fair values of these stock awards are included in the Summary Compensation Table. The vesting provisions of the equity awards are included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units (#) [2]				All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) [4]
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target		Maximum
Michael F. Neidorff	12/15/2020	$270,000	$2,700,000	$5,400,000	—	—		—	—	—	$—	$—
	12/15/2020	540,000	2,700,000	5,400,000	—	—		—	—	—	—	—
	12/15/2020	—	—	—	30,000	150,000	5	300,000	—	—	—	8,959,500
	12/15/2020	—	—	—	—	—		—	100,000	—	—	5,973,000
	12/15/2020	—	—	—	—	—		—	—	150,000	59.73	2,941,500
Jeffrey A. Schwaneke	12/15/2020	95,000	950,000	1,900,000	—	—		—	—	—	—	—
	12/15/2020	190,000	950,000	1,900,000	—	—		—	—	—	—	—
	12/15/2020	—	—	—	10,800	54,000	5	108,000	—	—	—	3,225,420
	12/15/2020	—	—	—	—	—		—	36,000	—	—	2,150,280
Mark J. Brooks	12/15/2020	72,500	725,000	1,450,000	—	—		—	—	—	—	—
	12/15/2020	145,000	725,000	1,450,000	—	—		—	—	—	—	—
	3/24/2020	—	—	—	—	—		—	20,000	—	—	911,000
	12/15/2020	—	—	—	3,000	15,000	5	30,000	—	—	—	895,950
	12/15/2020	—	—	—	—	—		—	10,000	—	—	597,300
Brandy L. Burkhalter	12/15/2020	85,000	850,000	1,700,000	—	—		—	—	—	—	—
	12/15/2020	170,000	850,000	1,700,000	—	—		—	—	—	—	—
	3/24/2020	—	—	—	—	—		—	20,000	—	—	911,000
	12/15/2020	—	—	—	9,600	48,000	5	96,000	—	—	—	2,867,040
	12/15/2020	—	—	—	—	—		—	32,000	—	—	1,911,360
Jesse N. Hunter	12/15/2020	83,000	830,000	1,660,000	—	—		—	—	—	—	—
	12/15/2020	166,000	830,000	1,660,000	—	—		—	—	—	—	—
	12/15/2020	—	—	—	10,800	54,000	5	108,000	—	—	—	3,225,420
	12/15/2020	—	—	—	—	—		—	36,000	—	—	2,150,280
Kenneth Burdick [6]	1/23/2020	140,000	1,400,000	2,800,000	—	—		—	—	—	—	—
	1/23/2020	420,000	2,100,000	4,200,000	—	—		—	—	—	—	—
	1/23/2020	—	—	—	—	—		—	65,908	—	—	4,400,018
	3/2/2020	—	—	—	—	—		—	52,810	—	—	2,799,986
	3/2/2020	—	—	—	15,843	79,215	5	158,430	—	—	—	4,199,979
Centene Corporation 77

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

1	The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the range of annual and long-term cash incentive awards as described in the sections titled "2021 Annual Cash Incentive" and "2021-2023 Long-Term Incentives" in the Compensation Discussion and Analysis, above.
2	The amounts shown in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the range of shares that may be earned at the end of the performance period applicable to our PSUs assuming achievement of the relevant performance objectives, as described in the section titled "2021-2023 Long-Term Incentives" in the Compensation Discussion and Analysis, above.
3	The amounts shown in the All Other Stock Awards column represent the RSUs described in the section titled "2021 - 2023 Long-Term Incentives" in the Compensation Discussion and Analysis, above.
4	The amounts shown in the Grant Date Fair Value of Stock Awards column represent the grant date fair value, measured in accordance with ASC 718.
5	Equity incentive grants contain a performance condition based upon our 2021 to 2023 cumulative pre-tax margin and compound revenue growth. For performance between the threshold and the target or the target and the maximum, the number of PSUs earned will be interpolated.
6	Mr. Burdick's January awards coincided with the closing of the WellCare acquisition. Mr. Burdick's March awards were consistent with the timing of WellCare's historical annual grants.
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INFORMATION ABOUT EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs and PSUs held by our NEOs on December 31, 2020:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)[1]	Option Expiration Date[1]	Number of Shares or Units of Stock That Have Not Vested (#)[2]		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Michael F. Neidorff	7,500	—	$28.51	12/14/2026	34,130	4	$2,048,824	120,000	7	$7,203,600
	6,666	13,334	59.62	12/11/2029	76,038	5	4,564,561	153,580	8	9,219,407
	—	150,000	59.73	12/15/2030	100,000	6	6,003,000	171,083	9	10,270,112
	—	—	—	—	—		—	150,000	10	9,004,500
Jeffrey A. Schwaneke	—	—	—	—	13,334	12	800,440	60,000	8	3,601,800
	—	—	—	—	26,667	13	1,600,820	60,000	9	3,601,800
	—	—	—	—	36,000	14	2,161,080	54,000	10	3,241,620
Mark J. Brooks	—	—	—	—	4,268	12	256,208	19,200	8	1,152,576
	—	—	—	—	10,667	13	640,340	24,000	9	1,440,720
	—	—	—	—	20,000	17	1,200,600	15,000	10	900,450
	—	—	—	—	10,000	14	600,300	—		—
Brandy L. Burkhalter	—	—	—	—	5,000	15	300,150	36,000	8	2,161,080
	—	—	—	—	8,000	12	480,240	60,000	9	3,601,800
	—	—	—	—	26,667	13	1,600,820	48,000	10	2,881,440
	—	—	—	—	20,000	17	1,200,600	—		—
	—	—	—	—	32,000	14	1,920,960	—		—
Jesse N. Hunter	—	—	—	—	4,268	12	256,208	30,000	8	1,800,900
	—	—	—	—	2,400	16	144,072	30,000	9	1,800,900
	—	—	—	—	13,334	13	800,440	54,000	10	3,241,620
	—	—	—	—	36,000	14	2,161,080	—		—
Kenneth A. Burdick	—	—	—	—	52,810	11	—	—		—
	—	—	—	—	65,908	11	—	—		—
	—	—	—	—	—		—	70,316	10	—
Centene Corporation 79

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

1	The option price for each grant is equal to the previous day's closing market price. The unvested options granted to Mr. Neidorff vest in three equal installments on the anniversary of the grant date beginning on December 15, 2021.
2	Upon the occurrence of a change in control, any unvested RSUs and PSUs will vest, with the PSUs vesting at the greater of the actual or target level of performance, with the exception of the grants made beginning December 2020, which will only vest upon both a change in control and subsequent termination.
3	Determined with reference to $60.03, the closing stock price of a share of Centene common stock on December 31, 2020.
4	The RSUs vest on December 12, 2021.
5	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 11, 2021.
6	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 15, 2021.
7	The RSUs vest and become non-forfeitable on the date that Mr. Neidorff has identified a successor Chief Executive Officer. Vested RSUs shall be converted into shares of Centene common stock and distributed to Mr. Neidorff on the later of (i) the January 15 following the year in which Mr. Neidorff's date of termination occurs, or (ii) the date which is six months after Mr. Neidorff's date of termination.
8	The PSUs will vest or be forfeited based on the attainment of the applicable three year performance metrics ending 2021.
9	The PSUs will vest or be forfeited based on the attainment of the applicable three year performance metrics ending 2022.
10	The PSUs will vest or be forfeited based on the attainment of the applicable three year performance metrics ending 2023.
11	The RSUs vested upon Mr. Burdick's retirement on January 17, 2021, in accordance with his employment agreement.
12	The RSUs vest on December 11, 2021.
13	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 10, 2021.
14	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 15, 2021.
15	The RSUs vest on June 21, 2021.
16	The RSUs vest on December 19, 2021.
17	The RSUs vest in three equal installments on the anniversary of the grant date beginning on March 24, 2021.
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INFORMATION ABOUT EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table shows the number of shares o f our stock acquired by our NEOs in 2020 upon exercise of options or vesting of RSUs or PSUs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael F. Neidorff	12,500	319,000	464,096	51,455,807
Jeffrey A. Schwaneke	—	—	91,625	10,225,116
Mark Brooks	—	—	45,870	4,855,545
Brandy L. Burkhalter	—	—	49,473	5,559,081
Jesse N. Hunter	—	—	68,502	7,658,974
Kenneth A. Burdick	—	—	—	—

Centene Corporation 81

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation Table

Under the Company's Deferred Compensation Plan, the NEOs may contribute a designated percentage of salary and / or bonus into the plan which serves as an excess savings plan due to tax limitations under our tax qualified 401(k) plan. The following table shows the change in the Nonqualified Deferred Compensation balances for our NEOs who participate, as well as the market value of deferred restricted stock units for Michael Neidorff as discussed in Footnote 5, for the fiscal year ended December 31, 2020:

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings (Losses) in Last FY ($) [3]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) [4]
Michael F. Neidorff	$324,000	$153,450	$(121,468)	$(641,809)	$14,322,226
					240,120,000	[5]
Jeffrey A. Schwaneke	188,670	62,700	264,802	—	1,266,177
Mark J. Brooks	153,955	42,450	146,737	—	715,712
Brandy L. Burkhalter	—	—	4,102	—	16,390
Jesse N. Hunter	167,760	53,100	447,051	—	2,938,332
Kenneth A. Burdick	—	—	—	—	—

1	Executive contributions are included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.
2	All registrant contributions are included in the All Other Compensation column in the Summary Compensation Table.
3	The Company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan. Investment options in the Deferred Compensation Plan are substantially the same as the 401(k) plan, with the exception of the investment in Centene common stock. The returns on the investments available to employees during 2020 ranged from -4.52% to 44.37%, with a median return of 17.57% for the year ended December 31, 2020.
4
The amounts shown in the Aggregate Balance at Last Fiscal Year-End column include money the Company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it until a later time. For fiscal 2020, the amounts described in Footnote 1 above are included in the Summary Compensation Table as described in Footnote 1. For fiscal 2019, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff - $360,000; Mr. Schwaneke - $189,313; Mr. Brooks - $123,596; Mr. Hunter - $163,851. For fiscal 2018, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff - $360,000; Mr. Schwaneke - $47,913; Mr. Brooks - $32,942; Mr. Hunter - $161,858. For prior years, all amounts contributed by a NEO in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

5	Pursuant to the terms of the grant agreement, the receipt of 4,000,000 RSUs that vested from 2009 through 2014 has been deferred until retirement. The total value of the RSUs is reflected in the aggregate balance based on the December 31, 2020 market value.
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INFORMATION ABOUT EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to our NEOs upon termination or a change in control. Generally, pursuant to our executive agreements, a change in control is deemed to occur under the conditions of "double trigger" criteria:

•If any individual, entity or group (other than a group which includes the executive) acquires 40% or more of the voting power of our outstanding securities;
•If a majority of the incumbent Board of Directors are replaced. For these purposes, the incumbent Board of Directors means the directors who were serving as of the effective date of the applicable executive agreement and any individual who becomes a director subsequent to such date whose election or nomination for election was approved by a majority of such directors, other than in connection with a proxy contest; or
•Upon the consummation of a merger or consolidation of the Company with another person, other than a merger or consolidation where the individuals and entities who were beneficial owners, respectively, of our outstanding voting securities immediately prior to such merger or consolidation own 50% or more of the then-outstanding shares of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation.

The amounts presented below assume the termination or change in control occurred as of December 31, 2020. The NEOs would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the 'Nonqualified Deferred Compensation Table'. The applicable agreements are discussed in the CD&A under the heading “Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions” included in this proxy statement. The change in control cash payments are subject to the conditions of the "double-trigger" criteria in each of the NEO's employment agreement or executive severance and change in control agreements. The equity award acceleration amounts below were calculated using the closing price of our common stock on December 31, 2020 of $60.03. In the Change in Control column, the Cash LTIP and PSU awards are included at the greater of the target or actual level of performance as of December 31, 2020. Beginning on December 15, 2020, our equity award agreements include a "double-trigger" provision, which provides for accelerated vesting only if there is a change in control and the executive officer's employment is terminated without "cause" or the executive officer terminates his or her employment for "good reason" within twenty-four months of the change in control. Stock awards that are subject to the double-trigger criteria are included in the Change in Control column.

Alternative termination scenarios for Mr. Kenneth Burdick are not included in the table below as he left the company January 23, 2021 voluntarily.

Michael F. Neidorff

Executive Benefits and Payments Upon Terminations	Voluntary Termination/Retirement	Involuntary Not for Cause or Voluntary with Good Reason Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$2,250,000	$—	$—	$—	$2,250,000
Pro rata Bonus Payment	270,000	270,000	—	270,000	270,000	270,000
Unvested Stock Option Spread	110,000	110,000	—	110,000	110,000	110,000
Unvested RSUs and PSUs	53,845,649	53,845,649	—	53,845,649	53,845,649	53,845,649
Cash LTIP	5,285,250	5,285,250	—	5,285,250	5,285,250	5,285,250
Welfare Benefits Values	23,696	23,696	—	6,524,533	23,696	35,544
Centene Corporation 83

2021 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Jeffrey A. Schwaneke

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$925,000	$—	$—	$—	$4,067,500
Pro rata Bonus Payment	—	92,500	—	—	—	92,500
Unvested RSUs and PSUs	—	2,321,180	—	5,192,595	5,192,595	17,197,454
Cash LTIP	—	108,025	—	1,789,500	1,789,500	1,833,025
Welfare Benefits Values	—	32,456	—	1,608,000	—	48,684
Outplacement	—	10,000	—	—	—	10,000

Mark J. Brooks

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$700,000	$—	$—	$—	$2,770,000
Pro rata Bonus Payment	—	70,000	—	—	—	70,000
Unvested RSUs and PSUs	—	1,176,528	—	2,580,570	2,580,570	6,891,900
Cash LTIP	—	41,000	—	641,000	641,000	1,291,000
Welfare Benefits Values	—	32,456	—	548,000	—	48,684
Outplacement	—	10,000	—	—	—	10,000

Brandy L. Burkhalter

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$825,000	$—	$—	$—	$3,407,500
Pro rata Bonus Payment	—	82,500	—	—	—	82,500
Unvested RSUs and PSUs	—	2,621,290	—	5,647,742	5,647,742	15,461,027
Cash LTIP	—	70,775	—	795,775	795,775	1,570,775
Welfare Benefits Values	—	10,827	—	1,698,000	—	16,240
Outplacement	—	10,000	—	—	—	10,000

Jesse N. Hunter

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$785,000	$—	$—	$—	$3,383,500
Pro rata Bonus Payment	—	78,500	—	—	—	78,500
Unvested RSUs and PSUs	—	1,520,860	—	3,409,284	3,409,284	11,300,167
Cash LTIP	—	100,575	—	845,575	845,575	1,610,575
Welfare Benefits Values	—	32,456	—	3,450,000	—	48,684
Outplacement	—	10,000	—	—	—	10,000

84 Centene Corporation

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Kenneth A. Burdick

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$13,954,500	$—	$—	$—	$—	$—
Pro rata Bonus Payment	210,000	—	—	—	—	—
Unvested RSUs and PSUs	11,881,918	—	—	—	—	—
Cash LTIP	1,400,000	—	—	—	—	—
Welfare Benefits Values	28,706	—	—	—	—	—
Outplacement	10,000	—	—	—	—	—
Centene Corporation 85

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INFORMATION ABOUT EXECUTIVE COMPENSATION

CEO to Median Employee Pay Ratio Information

Pursuant to Item 402(u) of Regulation S-K, we have included below a disclosure of the ratio of the median employee's annual total compensation to the annual total compensation of our CEO, Mr. Neidorff. Since the applicable SEC rules allow companies to use a variety of methods to determine this ratio, the ratio disclosed by the Company may not be comparable to the ratio disclosed by other companies.

Mr. Neidorff's annual total compensation for the year ended December 31, 2020 was $24,966,777, which reflects the amount reported in the Summary Compensation Table of this proxy statement plus $10,000 of the Company-paid portion of Mr. Neidorff’s medical plan premiums. Due to multiple acquisitions, the Company recalculated our median employee for 2020. The annual total compensation for the median employee for the year ending December 31, 2020 was $68,987, inclusive of the Company-paid portion of the employee's medical plan premiums. Mr. Neidorff's annual total compensation was 362 times that of our median employee's pay.

In determining the median employee, we examined total cash compensation (i.e. base wages plus short-term incentive payments) for individuals, excluding our CEO, who were employed by the Company as of December 31, 2020. During this analysis, the compensation for employees hired during the year was annualized. We included all employees, whether employed on a full-time or part-time basis, except for the following employees, which were excluded under the de minimis exemption: approximately 278 employees in the United Kingdom, approximately 350 employees related to acquisitions that closed in December 2020, and employees who appeared to have anomalous pay characteristics that could significantly distort the pay ratio calculation. This resulted in 71,027 employees being included in our median employee calculation.

After identifying the median employee, we calculated annual total compensation of the employee using the same methodology used for our NEOs within the Summary Compensation Table of this proxy statement, plus company-paid medical plan premiums capped at $10,000.

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OTHER MATTERS

Other Matters

Information About Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock as of February 26, 2021, for:
•each person, entity or group of affiliated persons;
•entities known by us to beneficially own more than 5% of our outstanding common stock;
•each of our NEOs and directors (three of whom are nominated for re-election or election); and
•all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Outstanding Shares		Shares Acquirable Within 60 Days		Total Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	61,577,247		—		61,577,247		10.6
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	41,635,227		—		41,635,227		7.2
55 East 52nd Street New York, NY 10055
T. Rowe Price Associates, Inc.	39,913,631		—		39,913,631		6.9
100 East Pratt Street Baltimore, MD 21202
Capital World Investors	37,874,670		—		37,874,670		6.5
333 South Hope Street Los Angeles, CA 90071
FMR LLC	33,494,520		—		33,494,520		5.8
245 Summer Street Boston, MA 02210
Michael F. Neidorff	2,496,943		4,387,668	1	6,884,611		1.2
Robert K. Ditmore	766,168	2	210,041		976,209	3	*
John R. Roberts	192,720	4	193,036		385,756	3	*
Tommy G. Thompson	190,566		192,314		382,880	3	*
Jesse N. Hunter	341,790		—		341,790		*
Federick H. Eppinger	162,242		167,594		329,836	3	*
Jeffrey A. Schwaneke	222,548		—		222,548		*
David L. Steward	13,160		201,244		214,404	3	*
Brandy Burkhalter	143,732		6,666		150,398		*
Orlando Ayala	130,862		3,300		134,162		*
William Trubeck	92,114		5,163		97,277	3	*
Mark Brooks	78,170		6,666		84,836		*
Richard A. Gephardt	47,462		11,965		59,427	3	*
Jessica L. Blume	30,000		3,300		33,300		*
H. James Dallas	26,419		5,163		31,582		*
Lori J. Robinson	12,185		3,300		15,485		*
Kenneth Burdick	—		—		—	5	*
All directors and executive officers as a group (21 persons)	5,216,660		5,429,086		10,645,746		1.8
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OTHER MATTERS

*	Represents less than 1% of outstanding shares of common stock.
1	Of shares acquirable within 60 days, 4,000,000 were granted in the form of RSUs, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. 2,400,000 of the shares vested in November 2009 and 320,000 of the shares vested in each of November 2010 through 2014 and will be distributed on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff's employment and (b) the date that is six months after Mr. Neidorff's “separation of service” as defined in the Code.
2	Mr. Ditmore's outstanding shares include 315,530 shares owned by family members, family partnerships or trusts. Mr. Ditmore disclaims beneficial ownership except to the extent of his pecuniary interest therein.
3	Shares beneficially owned by Messrs. Ditmore, Roberts, Thompson, Eppinger, Steward, Trubeck, Gephardt, and Dallas include 206,741, 189,736, 189,014, 164,294, 197,944, 1,863, 8,665, and 1,863, respectively, represent RSUs acquired through the Non-Employee Directors Deferred Stock Compensation Plan.
4	Mr. Roberts' outstanding shares include 167,748 shares owned by trusts and 4,972 shares owned by a charitable fund.
5	Mr. Burdick is no longer an executive of the Company; information is based on the Company’s knowledge.
88 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

As of February 26, 2021, there were 581,593,041 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of February 26, 2021. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.

No director, executive officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Information with respect to the outstanding shares beneficially owned by The Vanguard Group, Inc. is based on Schedule 13G/A filed with the SEC on February 10, 2021, by such firm, related to their Centene ownership. The Vanguard Group, Inc. beneficially owns 61,577,247 shares. Of the shares The Vanguard Group, Inc. owns, it has voting power over 0 shares and sole dispositive power over 59,035,758 shares.

Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is based on Schedule 13G/A filed with the SEC on January 29, 2021, by such firm, related to their Centene ownership. BlackRock, Inc. beneficially owns 41,635,227 shares. Of the shares BlackRock, Inc. owns, it has sole voting power over 36,618,751 shares and sole dispositive power over 41,635,227 shares.

Information with respect to the outstanding shares beneficially owned by T. Rowe Price Associates, Inc. is based on Schedule 13G/A filed with the SEC on February 16, 2021, by such firm, related to their Centene ownership. T. Rowe Price Associates, Inc. beneficially owns 39,913,631 shares. Of the shares T. Rowe Price Associates, Inc. owns, it has sole voting power over 14,872,092 shares and sole dispositive power over 39,913,631 shares.

Information with respect to the outstanding shares beneficially owned by Capital World Investors is based on Schedule 13G filed with the SEC on February 16, 2021, by such firm, related to their Centene ownership. Capital World Investors beneficially owns 37,874,670 shares. Of the shares Capital World Investors owns, it has sole voting and sole dispositive power over 37,874,670 shares.

Information with respect to the outstanding shares beneficially owned by FMR, LLC is based on Schedule 13G filed with the SEC on February 8, 2021, by such firm, related to their Centene ownership. FMR, LLC beneficially owns 33,494,520 shares. Of the shares FMR, LLC owns, it has sole voting power over 3,258,002 shares and sole dispositive power over 33,494,520 shares.

Centene Corporation 89

2021 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

Delinquent Section 16(a) Reports

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. In 2020, the Company became aware of a transaction by one of our board members, Mr. Ditmore, that was not disclosed on a Form 5 for 2012. In addition, Form 4 reports were filed late in 2020 on behalf of two board members for option awards for Mr. Dallas and Mr. Trubeck due to an administrative error. Except for the foregoing, to our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no reports were required, all other Section 16(a) filing requirements during 2020 were complied with on a timely basis.

If an executive officer or member of the Board wants to sell shares of the Company's stock, we require them to sell through a Rule 10b5-1 sales plan in order to afford themselves affirmative defenses, protections and safeguards provided by Rule 10b5-1 promulgated under the Exchange Act.

Related Party Transactions

Our policy concerning pre-approval of related party transactions is incorporated into the provisions of our Business Ethics and Code of Conduct Policy. Related parties include any of our directors or executive officers, certain of our stockholders, and their immediate family members. Related party transactions include any transaction or arrangement in which the amount involved exceeds $120,000 where the Company is a participant and a related party has a direct or indirect material interest. The Company compiles and reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such parties have a direct or indirect material interest. As required under SEC rules, we disclose in our Proxy Statement any related party transactions determined to be directly or indirectly material to us or a related party.

Effective January 23, 2021, the Company entered into a consulting agreement with Kenneth Burdick, our former Executive Vice Presidents, Markets and Products and former CEO of WellCare. Under the terms of the agreement, Mr. Burdick will continue to provide strategy advice and counsel, including, but not limited to WellCare legacy operations, integration matters, and ongoing guidance to his successor. In exchange for these services, the Company has agreed to pay Mr. Burdick $350,000 per quarter in cash. The agreement will remain in effect until January 22, 2022.

Occasionally, the Company has employees who are related to our executive officers or Directors. In 2020, one of our executive officers had a related party employed by the Company who earned total compensation above $120,000. The employee's compensation and benefits are consistent with total compensation and benefits provided to other employees of the same level with similar responsibilities. The Compensation Committee reviewed this employee's compensation and benefits and determined them to be at market rates.

Submission of Stockholder Proposals and Director Nominations for 2022 Annual Meeting

Under SEC rules, a stockholder who wishes to present a proposal for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders must submit the proposal in writing to Christopher A. Koster, our Secretary, at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, before November 15, 2021. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2022 Annual Meeting of Stockholders pursuant to our By-Laws (and not under SEC rules). In that case, the proposal would not be required to be
90 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

included in our proxy statement for our 2022 Annual Meeting of Stockholders and the proposal must be received by our Secretary not less than 120 days nor more than 150 days before the first anniversary of the 2021 Annual Meeting. This notice must include the information required by the provisions of our By-Laws, a copy of which may be obtained by writing to our Secretary at the address specified above. The deadline for delivery of a stockholder proposal pursuant to our By-Laws would be no earlier than November 28, 2021 and no later than December 28, 2021.

Finally, a stockholder or group of stockholders who wish to submit a director nominee for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders must comply with the notice and other requirements set forth in our By-Laws. Among other requirements, notice of proxy access director nominees must be submitted no earlier than November 28, 2021 and no later than December 28, 2021.

We have not set a date for our 2022 Annual Meeting of Stockholders. If the date of our 2022 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 28, 2022, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals or director nominations.
Centene Corporation 91

2021 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of either the proxy notice or this proxy statement, our 2020 Annual Review and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call, write or e-mail us at:

Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Attn: Christopher A. Koster, Secretary
(314) 725-4477
christopher.a.koster@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.
92 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX A

Appendix A

RECONCILIATION OF NON-GAAP MEASURES

This proxy statement includes certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the presented GAAP financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for related GAAP financial information.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time. The tables below provide reconciliations of non-GAAP items.

Reconciliation of GAAP Diluted EPS to Adjusted Diluted EPS:

	Year Ended December 31,
	2020	2019	2018	2017	2016
GAAP Diluted EPS attributable to Centene	$3.12	$3.14	$2.26	$2.34	$1.71
Amortization of acquired intangible assets (1)	0.95	0.47	0.41	0.28	0.29
Acquisition related expenses (2)	0.86	0.19	0.81	0.04	0.49
Other adjustments (3)	0.07	0.62	0.06	(0.14)	(0.27)
Adjusted Diluted EPS	$5.00	$4.42	$3.54	$2.52	$2.22

(1)     Amortization of acquired intangible assets per diluted share are net of the income tax benefit of $0.29, $0.14, $0.12, $0.16, and $0.16 for the years ended December 31, 2020, 2019, 2018, 2017,and 2016, respectively.

(2)     Acquisition related expenses per diluted share are net of the income tax benefit of $0.18, $0.06, $0.25, $0.02, and $0.22, for the years ended December 31, 2020, 2019, 2018, 2017, and 2016, respectively.

(3)     2020 - (a) gain related to the divestiture of certain products of our Illinois health plan of $104 million, or $0.10 per diluted share, net of an income tax expense of $0.08; (b) non-cash impairment of our third-party care management software business of $72 million, or $0.10 per diluted share, net of an income tax benefit of $0.02; and (c) debt extinguishment costs of $61 million, or $0.07 per diluted share, net of an income tax benefit of $0.04.

2019 - (a) non-cash goodwill and intangible asset impairment of $271 million or $0.57 per diluted share, net of an income tax benefit of $0.08 and (b) debt extinguishment costs of $30 million or $0.05 per diluted share, net of an income tax benefit of $0.02;

2018 - the impact of retroactive changes to the California minimum medical loss ratio (MLR) of $30 million of expense or $0.06 per diluted share, net of an income tax benefit of $0.02;

2017 - (a) the Penn Treaty assessment expense of $56 million or $0.10 per diluted share, net of an income tax benefit of $0.06; (b) the cost sharing reduction (CSR) expense of $22 million or $0.04 per diluted share, net of an income tax benefit of $0.02; (c) the charitable contribution commitment of $40 million or $0.07 per diluted share, net of an income tax benefit of $0.05; and (d) the benefit associated with income tax reform of $125 million or $0.35 per diluted share; and

2016 - (a) the impact of retroactive changes to the California minimum medical loss ratio (MLR) of a $195 million benefit or $0.38 per diluted share, net of an income tax expense of $0.21; (b) the charitable contribution commitment of $50 million or $0.09 per diluted share, net of an income tax benefit of $0.06; and (c) the debt extinguishment cost of $11 million or $0.02 per diluted share, net of the income tax benefit of $0.01.

Centene Corporation A-1

2020 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX A

Reconciliation of GAAP Earnings to Adjusted EBITDA ($ in millions):

	Year Ended December 31,
	2020	2017
Net earnings attributable to Centene Corporation	$1,808	$828
Income tax expense	979	326
Interest expense	728	255
Depreciation and amortization	1,278	362
Non-cash stock compensation expense	281	135
Impairment loss	72	—
Debt extinguishment	61	—
Adjusted EBITDA	$5,207	$1,906

A-2 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX B

Appendix B

2012 Stock Incentive Plan, as Amended

CENTENE CORPORATION
2012 Stock Incentive Plan, As Amended

1.Purpose

The purpose of this 2012 Stock Incentive Plan, as amended (the “Plan”) of Centene Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company, by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.    Eligibility

All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units, stock appreciation rights and any other stock based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.       Administration and Delegation

(a) Administration by Compensation Committee of the Board of Directors. The Plan will be administered by the Compensation Committee of the Board. The Compensation Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable, provided that awards to a director may only be recommended by a committee comprised solely of independent directors. Awards made to the CEO must be approved by a majority of independent directors of the Board. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Compensation Committee shall be made in the Compensation Committee's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Compensation Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Compensation Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Compensation Committee” shall mean the Compensation Committee or a subcommittee or the executive officers referred to in Section 3(c) to the extent that the Compensation Committee's powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) Delegation to Executive Officers. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Compensation Committee may determine, provided that the Compensation Committee shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company, as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.      Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 50,730,061 shares of common stock, $.001 par value per share, of the Company (“Common Stock”) consisting of:

(i) 9,200,000 shares of Common Stock initially approved,

(ii) 4,422,812 shares of Common Stock under the 2003 Stock Incentive Plan that were previously cancelled and converted to shares available under the 2012 Stock Incentive Plan,

(iii) 7,000,000 shares of Common Stock approved with a previous amendment effective April 22, 2014,

(iv) 13,800,000 shares of Common Stock approved with a previous amendment effective April 25, 2017,

(v) 1,307,249 shares of Common Stock, representing the shares subject to Awards granted out of the 10,658,431 shares of Common Stock (the "2019 WellCare Plan Pool") initially reserved for awards under the WellCare Health Plans, Inc. 2019 Incentive Compensation Plan that the Company had assumed and previously consolidated into the Plan in connection with the acquisition of WellCare Health Plans, Inc., and

(vi) 15,000,000 shares of Common Stock being approved in connection with this amendment.

In addition, (i) shares that are subject to an outstanding award under the Company's 2003 Stock Incentive Plan that in the future are cancelled, terminated, expire, or lapse shall be added to and become available under the Plan, and (ii) the remaining unissued shares of Common Stock in the 2019 WellCare Plan Pool, and reserved as future awards for issuance solely to legacy WellCare Health Plans, Inc. employees and employees joining the Company after January 23, 2020 are released and such remaining shares are no longer available for issuance under the Plan. Shares assumed by Centene from the WellCare Pool into the Plan are only available for awards to legacy WellCare employees and employees joining the Company after January 23, 2020.

Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(1) shares of Common Stock covered by SARs (as hereinafter defined) shall be counted against the number of shares available for the grant of Awards under the Plan; provided that independent SARs (as hereinafter defined) that may be settled in cash only shall not be so counted;

(2) if any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price or for a nominal amount pursuant to a contractual repurchase right), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code;

(3) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan; and

(4) shares subject to awards granted under the Plan through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (“Acquisition Awards”) shall not be counted against the number of shares available for the grant of Awards under the Plan.

(b) Sub-limits. Subject to adjustment under Section 8, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards, including options and stock appreciation rights, may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto (“Section 162(m)”).

5.      Stock Options

(a) General. The Compensation Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Compensation Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Centene Corporation, any of Centene Corporation's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option. The maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan shall be 50,730,061.

(c) Exercise Price. The Compensation Committee shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Compensation Committee, at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Compensation Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Compensation Committee may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Compensation Committee (“Fair Market Value”), provided such method of payment is then permitted under applicable law;

(4) such other lawful consideration as the Compensation Committee may determine in its sole discretion, provided that (i) at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash and (ii) no such consideration shall consist in whole or in part of a promissory note or other evidence of indebtedness; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Compensation Committee may grant Options in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Compensation Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.       Restricted Stock; Restricted Stock Units; Other Stock Based Awards

(a) Grants. The Compensation Committee may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares or repurchase of such shares for a nominal amount if issued at no cost) from the recipient in the event that conditions specified by the Compensation Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Compensation Committee for such Award. Instead of granting Awards for Restricted Stock, the Compensation Committee may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Compensation Committee shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Compensation Committee may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Compensation Committee shall specify.  In addition, the Compensation Committee may issue an Award that has a value based on the value of shares, including but not limited to grants of stock and grants of rights to receive stock in the future (“Other Stock Based Awards”).

(b) Terms and Conditions.

(1) The Compensation Committee shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.  The Compensation Committee shall also determine the terms and conditions of any Other Stock Based Awards.  The Compensation Committee may issue an Other Stock Based Award which includes, but is not limited to, the right to receive upon grant fully vested shares of stock.

(2) If the Compensation Committee determines to grant any Restricted Stock Awards designed to satisfy the requirements of Section 162(m)(4)(C) of the Code with respect to remuneration payable to a covered employee as defined in Section 162(m)(3) of the Code (“Covered Employee”) solely on account of one or more performance goals (“Performance Goals”) to be achieved during a performance period (“Performance Period”), the following requirements shall apply:

(A) (i) The Performance Goals upon which the payment or vesting of an Award to a Covered Employee pursuant to this Section 6(b)(2) shall be limited to the following performance measures (“Performance Measures”). Any of the following Performance Measures that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

(a) net earnings or net income (before or after taxes),

(b) earnings per share,

(c) net sales or revenue growth,

(d) net operating profit (before and after taxes),

(e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue),

(f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

(g) earnings before or after taxes, interest, depreciation, and/or amortization,

(h) gross or operating margins,

(i) productivity ratios,

(j) share price (including, but not limited to, growth measures and total stockholder return),

(k) expense targets,

(l) margins,

(m) operating efficiency,

(n) market share,

(o) customer satisfaction,

(p) working capital targets, and

(q) economic value added (net operating profit after tax minus (the sum of capital multiplied by the cost of capital)).

(ii) As the Compensation Committee may deem appropriate:

(a) any of the foregoing Performance Measure(s) may be used to measure the performance of the Company, a subsidiary, and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof during the Performance Period;

(b) any of the foregoing Performance Measures may be used to compare the performance of the Company, a subsidiary and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary and/or affiliate to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate; and

(c) the Compensation Committee may select Performance Measure (j) above as compared to various stock market indices.

(iii) The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:

(a) asset write-downs,

(b) litigation or claim judgments or settlements,

(c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

(d) any reorganization and restructuring programs,

(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year,

(f) acquisitions or divestitures, and

(g) foreign exchange gains and losses.

Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(B) The Performance Period for any Award pursuant to this Section 6(b)(2) shall not be less than one taxable year of the Company.

(C) The maximum number of shares the Compensation Committee may grant to a Covered Employee during a taxable year of the Company pursuant to this Section 6(b)(2) shall be 2,000,000 shares.

(D) The Performance Goals for any Award pursuant to this Section 6(b)(2) shall be memorialized in writing and furnished to affected Covered Employees not later than 90 days after the beginning of the Performance Period to which they apply.

(E) The Compensation Committee shall certify in writing the accomplishment of the Performance Goals related to an Award before the Award can become unconditional.

(F) Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Compensation Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

(G) In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Compensation Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in this Section 6(b)(2).

(H) Dividends or dividend equivalents shall not be paid on any unvested shares or units.

(I) This Section 6(b)(2) is designed to comply with the requirements of Section 162(m)(4)(C) of the Code and regulations issued thereunder and all provisions of this Section 6(b)(2) shall be applied consistent therewith.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award, if applicable, shall be registered in the name of the Participant and, unless otherwise determined by the Compensation Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Compensation Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.      Stock Appreciation Rights

(a) General. A Stock Appreciation Right (“SAR”) is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan. The Compensation Committee shall establish the exercise price at the time each SAR is granted and specify it in the applicable SAR agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Compensation Committee, at the time the SAR is granted and no SAR will be granted for a term in excess of 10 years.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Compensation Committee in connection with a Change in Control) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Compensation Committee in connection with a Change in
Control and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Compensation Committee may specify in the SAR Award.

(c) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Compensation Committee, together with any other documents required by the Compensation Committee.

8.       Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), and (iii) in the number and class of and/or price of shares of Common Stock subject to outstanding Awards granted under the Plan, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Compensation Committee shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Compensation Committee shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Compensation Committee may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

9.      General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided that the Compensation Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a registration statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Compensation Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Compensation Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Compensation Committee need not treat Participants uniformly.

(d) Termination of Status. The Compensation Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Compensation Committee for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Compensation Committee may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the minimum applicable tax withholding rate or such other rate that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Compensation Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and would not cause adverse tax consequences to the Participant under Section 409A of the Code.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Vesting of Awards. No more than 10% of the total time vested Awards granted, other than a director Award or an Acquisition Award, granted under the Plan to any employee of the Company may vest or become exercisable in increments greater than one-third of the total Award in any period of twelve consecutive months following the date of grant.

(i) Repricing of Awards. Unless such action is approved by the Company's stockholders and does not cause an Award to become subject to Section 409A of the Code: (1) no outstanding Award granted under the Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding Award (other than adjustments pursuant to Section 8), (2) the Compensation Committee may not cancel any outstanding Award (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share less than the then-existing exercise price per share of the cancelled Award, and (3) the Compensation Committee may not repurchase any outstanding Award granted under the Plan at a price greater than the current fair market value of the existing award.  The terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(j) Change in Control. Unless otherwise provided in the Award Agreement, upon the occurrence of a Change in Control:

(1) Any and all Options and SARs granted hereunder shall become immediately exercisable.

(2) Any and all Restricted Stock Awards granted hereunder that are not vested at the time of the occurrence of such Change in Control event shall vest and any restrictions shall lapse.

(3) Notwithstanding the foregoing, in the event of a Change in Control under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Change in Control (the “Acquisition Price”), then the Compensation Committee may instead provide that all outstanding Options shall terminate upon consummation of such Change in Control and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and (ii) each Participant awarded any other Award which is denominated in shares of Common Stock (as set forth in the applicable Award agreement) shall be paid in cash as determined by the Board in its sole discretion to be consistent with the treatment of Options; provided, that no duplicative payments shall be made with respect to the SARs issued in tandem with Options.

For purposes of the foregoing, a “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur:(i) any Person (as defined in section 3(a)(9) of the Exchange Act, and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing forty percent or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

(k) Dividends. Dividends or dividend equivalents shall not be paid on any unvested awards, including unvested shares, units, Options or SARs.

10.      Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Compensation Committee, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m), including the vote required under Section 162(m). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the most recent amendment of the Plan was adopted by the Compensation Committee or (ii) the date the most recent amendment of the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Compensation Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) any “material revision” to the Plan (as defined in the New York Stock Exchange Listed Company Manual) must be approved by the Company's stockholders prior to such revision becoming effective and (ii) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m), including the vote required under Section 162(m).

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
Centene Corporation B-1

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APPENDIX C

Appendix C

Amended and Restated Centene Corporation Certificate of Incorporation

AMENDED AND RESTATED
CENTENE CORPORATION
CERTIFICATE OF INCORPORATION

Centene Corporation, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

(1) The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 26, 2001.

(2) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation and has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation shall become effective on the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

(3) The text of the Certificate of Incorporation is hereby restated and further amended to read as set forth below.

FIRST: The name of the Corporation is Centene Corporation (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 810,000,000 shares of capital stock, consisting of (i) 800,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

(b)(A) A total of 39,000,000 shares of Common Stock shall be known and designated as Series A Common Stock ("Series A Common Stock"). A total of 1,000,000 shares of Common Stock shall be known and designated as Series B Common Stock ("Series B Common Stock"). The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:
(1) General. The Series A Common Stock and the Series B Common Stock shall have identical designations, preferences and relative, participating, optional or other special rights except that the holders of Series B Common Stock shall not be entitled to vote (except as otherwise required by law) but shall be entitled to notice of all meetings of shareholders. The holders of Series A Common Stock shall be entitled to one vote for each share of Series A Common Stock held with respect to all matters submitted to vote or written consent of stockholders. The holders of shares of Series A Common Stock shall not have cumulative voting rights.
(2) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Series A Common Stock and Series B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
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(3) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Series A Common Stock and Series B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.
(4) Merger, etc. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Series A Common Stock and Series B Common Stock shall be entitled to receive the same per share consideration on a per share basis.
(5) No Preemptive or Subscription Rights. No holder of shares of Series A Common Stock and Series B Common Stock shall be entitled to preemptive or subscription rights.

(B) The Series A Common Stock and the Series B Common Stock shall automatically be converted into shares of Common Stock immediately upon the closing of a public offering pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, covering the Corporation's Common Stock in a firm-commitment, underwritten public offering by a nationally recognized investment banking firm with aggregate net cash proceeds to the Corporation (after deducting underwriters' discounts and expenses), at the public offering price, of at least $10 million and an equivalent public offering price per share of Common Stock (as such shares of such stock are presently constituted) of at least $1.33. Thereafter, the Corporation shall have only one class of Common Stock which shall have the same powers, preferences and rights, and the same qualifications, limitations and restrictions as the Series A Common Stock immediately prior to such conversion.

(c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(d) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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(b) The number of directors of the Corporation shall be as from time to time fixed by the Board of Directors, within any limitations as may be fixed by the By-Laws. Election of directors need not be by written ballot unless the By-Laws so provide.

(c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2002 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2003 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2004 annual meeting. At each succeeding annual meeting of stockholders beginning in 2002, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least ~~seventy-five percent (75%)~~ a majority of the voting power of the Corporation's then issued and outstanding capital stock entitled to vote generally in the election of directors; provided, however, that if the Corporation has a staggered or classified board, any or all of the directors of the Corporation may be removed by such a majority from office only for cause. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

(f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
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2021 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX C

SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH: The name and mailing address of the incorporator is John L. Gillis, Jr., One Metropolitan Square, St. Louis, Missouri 63102-2740.

NINTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the Chief Executive Officer, or (iii) the Board of Directors. The ability of the stockholders to call a special meeting is hereby specifically denied.

TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

TWELFTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least ~~seventy five percent (75%)~~ a majority of the voting power of the shares entitled to vote at an election of directors.

THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation's By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, in addition to any other vote that may be required by law, the affirmative vote of the holders of at least ~~seventy five percent (75%)~~ a majority of the voting power of the shares entitled to vote at an election of directors shall be required to ~~amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH and TWELFTH of this Certificate of Incorporation or this Article THIRTEENTH~~ include any provisions in this Certificate of Incorporation requiring, for any corporate action, the
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2021 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX C
vote of a larger portion of the voting power of the shares of Common Stock, other securities of the Corporation, or of any other class or series thereof, than is required by the GCL.

C-5 Centene Corporation

2021 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX C

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Centene Corporation has been duly executed by the officer below this ___ day of ____________, 2021.

By:
Name:
Title:

Centene Corporation C-6

CENTENE CORPORATION
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

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The Board of Directors recommends you vote FOR the following:
1.	ELECTION OF DIRECTORS
	Nominees	For	Against	Abstain

1a.	Jessica L. Blume	☐	☐	☐

1b.	Frederick H. Eppinger	☐	☐	☐

1c.	David L. Steward	☐	☐	☐

1d.	William L. Trubeck	☐	☐	☐

2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐

3.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.	☐	☐	☐

4.	APPROVAL OF THE AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN, AS AMENDED.	☐	☐	☐

5.	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

6.	THE STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Review is/are available at www.proxyvote.com

CENTENE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, APRIL 27, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael F. Neidorff and Christopher A. Koster and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held virtually at www.virtualshareholdermeeting.com/CNC2021 on Tuesday, April 27, 2021, at 10:00 AM, Central Time, and at any adjournments thereof. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted "FOR" all the named nominees for director and "FOR" Proposals 2, 3, 4, 5 and 6, and in the discretion of the named Proxies upon such other business as may properly come before the meeting and any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side